As filed with the Securities and Exchange Commission on April 17, 2001.
                                                   Registration No. 333-57832
                                                   Registration No. 333-57832-01
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     GREAT SOUTHERN BANCORP, INC.                                     GREAT SOUTHERN CAPITAL TRUST I
                             (Exact name of registrant and co-registrant as specified in their charters)


            Delaware                         43-1524856                         Delaware                          51-6521613
(State or other jurisdiction of           (I.R.S. Employer           (State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)        Identification Number)        incorporation or organization)         Identification Number)


                  1451 East Battlefield Road                                            1451 East Battlefield Road
                 Springfield, Missouri 65804                                            Springfield, Missouri 65804
                        (417) 887-4400                                                         (417) 887-4400
    (Addresses, including zip codes, and telephone numbers of registrant's and co-registrant's principal executive offices)

                                Joseph W. Turner
                      President and Chief Executive Officer
                          Great Southern Bancorp, Inc.
                           1451 East Battlefield Road
                           Springfield, Missouri 65804
                                 (417) 887-4400
            (Name, address and telephone number of agent for service)

                                   Copies to:

    Martin L. Meyrowitz, P.C.                         Harold R. Burroughs, Esq.
    Dave M. Muchnikoff, P.C.                             James R. Levey, Esq.
      Agata Szypszak, Esq.                            Gregory A. Billhartz, Esq.
Silver, Freedman & Taff, L.L.P.                             Bryan Cave LLP
  1100 New York Avenue, N.W.                           One Metropolitan Square
     Washington, DC 20005                            211 N. Broadway, Suite 3600
        (202) 414-6100                                   St. Louis, MO 63102
                                                           (314) 259-2000

            Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED APRIL 18, 2001


PROSPECTUS

                         1,500,000 Preferred Securities

                         GREAT SOUTHERN CAPITAL TRUST I

                     % Cumulative Trust Preferred Securities
                 (Liquidation Amount $10 Per Preferred Security)

                Fully, irrevocably and unconditionally guaranteed on a subordinated basis, as described in this prospectus, by

                   [LOGO OF GSBC] GREAT SOUTHERN BANCORP, INC.

                             ----------------------

            Great Southern Capital Trust I is offering 1,500,000 preferred securities at $10 per preferred security. The preferred securities represent an
indirect interest in our        % subordinated debentures. The debentures have
the same payment terms as the preferred securities and will be purchased by the trust using the proceeds from its offering of the preferred securities.

            We have applied to have the preferred securities designated for inclusion in the Nasdaq National Market under the symbol "GSBCP." Trading is expected to commence on or prior to delivery of the preferred securities.

                             ----------------------


            Investing in the preferred securities involves risks. See "Risk Factors" beginning on page 9.


                             ----------------------

            The preferred securities are not savings accounts, deposits or obligations of any bank and are not insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or any other governmental agency.

                                                   Per Preferred
                                                      Security          Total
                                                   -------------     -----------
Public offering price .........................        $10.00        $15,000,000
Proceeds to the trust .........................        $10.00        $15,000,000


            This is a firm commitment underwriting. We will pay underwriting
commissions of $      per preferred security, or a total of $         , to the
underwriters for arranging the investment in our subordinated debentures. The underwriters have been granted a 30-day option to purchase up to an additional 225,000 preferred securities to cover over-allotments, if any.


--------------------------------------------------------------------------------
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

Stifel, Nicolaus & Company                                 Dain Rauscher Wessels
      Incorporated

                  , 2001

                          GREAT SOUTHERN BANCORP, INC.

                  [Map depicting locations of Great Southern's
                    banking facilities and main bank office.]

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all the information that may be important to you. Therefore, you should read the entire prospectus, as well as our financial statements and related notes and the other information that is incorporated by reference in this prospectus, before making a decision to invest in the preferred securities. The words "we," "our" and "us" refer to Great Southern Bancorp, Inc. and its wholly owned subsidiaries, unless we indicate otherwise. Unless otherwise indicated, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional preferred securities to cover over-allotments.

                          Great Southern Bancorp, Inc.

      Great Southern Bancorp, Inc. is a financial holding company headquartered in Springfield, Missouri which owns all of the stock of Great Southern Bank. The bank was founded in 1923, and we became a one-bank holding company in 1998 upon the conversion of Great Southern Bank to a Missouri-chartered trust company.
Our bank offers a broad range of banking services through its 27 branches located in southwestern and central Missouri. Our primary market area includes Springfield, Joplin, the resort areas of Branson and the Lake of the Ozarks, and various smaller communities in our market area. We are principally engaged in the business of originating residential and commercial real estate loans and other commercial and consumer loans, and funding these loans through attracting deposits from the general public, originating brokered deposits and borrowing from the Federal Home Loan Bank of Des Moines and other financial institutions. In addition, through subsidiaries of our bank, we offer insurance, travel, discount brokerage and related services. At December 31, 2000, we had consolidated assets of $1.13 billion, net loans of $890.8 million, deposits of $751.0 million and stockholders' equity of $71.0 million.

      For many years, we have followed a strategy of emphasizing quality loan origination through residential, commercial and consumer lending activities in our local market area. The goal of this strategy is to be one of the leading providers of financial services in our market area, while simultaneously diversifying assets and reducing interest rate risk by originating and holding adjustable-rate loans in our portfolio and selling fixed-rate loans in the secondary market. We continue to place primary emphasis on residential mortgage and other real estate lending while also expanding and increasing our originations of commercial business and consumer loans. At December 31, 2000, commercial real estate, commercial, consumer and residential real estate loans represented 42.0%, 8.9%, 9.6% and 39.5% of the loan portfolio, respectively.

      Our bank has three principal subsidiaries through which we offer corporate services and an extensive portfolio of specialized business services. Great Southern Travel, founded in 1976 as a travel agency for businesses, has since grown into a full service travel agency, offering leisure travel services to individuals as well as group travel services. Great Southern Insurance, established in 1974, is a service-oriented agency offering commercial, personal, life, and health insurance throughout southwestern Missouri. Great Southern Investments, established in 1982, offers discounted brokerage services as well as numerous financial products and planning services to customers.


                                       1
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

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Business Strategy

      Our goal is to provide the finest in banking services to our customers. In order of priority we emphasize:

      o High Quality and Personal Customer Service - We are a community-oriented company committed to serving the needs of our customers. Key to maintaining our existing customer base and growing through the addition of new customers is our high level of quality personal service and the individual attention we give to our customers. For customers who desire automated convenience, we also offer alternative delivery systems, such as bank-by-mail, bank-by-phone, ATMs and Internet banking. Despite the entry of several larger banks with many more resources than us into our markets, we have increased our assets internally at a compound annual rate of 12% since June 30, 1996. We believe our internal growth over the past few years has demonstrated the effectiveness of our high quality customer service and strong community focus.

      o Efficient Operations - To achieve consistent profitability, we continually monitor our costs and strive to find more efficient ways to operate. We leverage our existing branch system by placing sales managers in our branches. Through our branch system, we have the ability to sell virtually all of the financial products we offer, including deposit products, consumer and mortgage loans, and in many cases, annuities and certain other investment products. In addition, by centralizing our back office operations and utilizing wholesale funding, we are able to grow without significantly increasing overhead. These cost controls have contributed to our high profitability. For the year ended December 31, 2000, our return on average assets and return on average equity were 1.53% and 22.36%, respectively, and our efficiency ratio was 49.07%.

      o A Wide Variety of Product Offerings - In addition to traditional banking products, we offer a wide variety of business related financial products to our customers, including investment counseling, discount brokerage, insurance and travel services. Most recently we have dedicated a team to focus on developing and servicing commercial business, offering to customers products such as our Automated Clearing House origination service for cash management and commercial Internet banking services. Through our broad product offerings, we achieve a substantial portion of our total revenues from noninterest income. We will continue to enhance our current product offerings to enable our customers access to a variety of financial products to service their commercial or individual banking needs.

                         Great Southern Capital Trust I

      Great Southern Capital Trust I is a newly created Delaware business trust. We created Great Southern Capital Trust I to offer the preferred securities and to purchase the debentures. The trust has a term of 31 years, but may be dissolved earlier as provided in the trust agreement. Upon issuance of the preferred securities offered by this prospectus, the purchasers in this offering will own all of the issued and outstanding preferred securities of the trust. In exchange for our capital contribution to the trust, we will own all of the common securities of the trust.

      Our principal executive offices, as well as those of the trust, are located at 1451 East Battlefield, Springfield, Missouri 65804. The main telephone number for us and the trust is (417) 887-4400.


                                       2
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

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                                  The Offering

The issuer................................... Great Southern Capital Trust I

Securities being offered..................... 1,500,000 preferred securities, which represent preferred
                                              undivided interests in the assets
                                              of the trust. Those assets will
                                              consist solely of the debentures
                                              and payments received on the
                                              debentures.

                                              The trust will sell the preferred
                                              securities to the public for cash.
                                              The trust will use that cash to
                                              buy the debentures from us.

Offering price............................... $10 per preferred security.

When distributions will be paid to you....... If you purchase the preferred securities, you are entitled to
                                              receive cumulative cash
                                              distributions at a        %
                                              annual rate. Distributions will
                                              accumulate from the date the trust
                                              issues the preferred securities
                                              and are to be paid quarterly on
                                              March 31, June 30, September 30
                                              and December 31 of each year,
                                              beginning June 30, 2001. As long
                                              as the preferred securities are
                                              represented by a global security,
                                              the record date for distributions
                                              on the preferred securities will
                                              be the business day prior to the
                                              distribution date. We may defer
                                              the payment of cash distributions,
                                              as described below.

When the preferred securities must be
redeemed..................................... The debentures will mature and the preferred securities must be
                                              redeemed on June 30, 2031. We have
                                              the option, however, to shorten
                                              the maturity date to a date not
                                              earlier than June 30, 2006. We
                                              will not shorten the maturity date
                                              unless we have received the prior
                                              approval of the Board of Governors
                                              of the Federal Reserve System, if
                                              approval is then required by law
                                              or regulation.

Redemption of the preferred securities
before June 30, 2031 is possible............. The trust must redeem the preferred securities when the
                                              debentures are paid at maturity or
                                              upon any earlier redemption of the
                                              debentures. We may redeem all or
                                              part of the debentures at any time
                                              on or after June 30, 2006. In
                                              addition, we may redeem, at any
                                              time, all of the debentures if:

                                                o existing laws or regulations,
                                                  or the interpretation or
                                                  application of these laws or
                                                  regulations, change, causing
                                                  the interest we pay


                                        3
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

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                                                  on the debentures to no longer
                                                  be deductible by us for
                                                  federal income tax purposes;
                                                  or causing the trust to become
                                                  subject to federal income tax
                                                  or to certain other taxes or
                                                  governmental charges;

                                                o existing laws or regulations
                                                  change, requiring the trust to
                                                  register as an investment
                                                  company; or

                                                o the capital adequacy
                                                  guidelines of the Federal
                                                  Reserve change so that the
                                                  preferred securities no longer
                                                  qualify as Tier 1 capital.

                                              We may also redeem the debentures
                                              at any time, and from time to
                                              time, in an amount equal to the
                                              liquidation amount of any
                                              preferred securities we purchase,
                                              plus a proportionate amount of
                                              common securities, but only in
                                              exchange for a like amount of the
                                              preferred securities and common
                                              securities that we then own.

                                              Redemption of the debentures prior
                                              to maturity will be subject to the
                                              prior approval of the Federal
                                              Reserve, if approval is then
                                              required by law or regulation. If
                                              your preferred securities are
                                              redeemed by the trust, you will
                                              receive the liquidation amount of
                                              $10 per preferred security, plus
                                              any accrued and unpaid
                                              distributions to the date of
                                              redemption.

We have the option to extend the interest
payment period............................... The trust will rely solely on payments made by us under the
                                              debentures to pay distributions on
                                              the preferred securities. As long
                                              as we are not in default under the
                                              indenture relating to the
                                              debentures, we may, at one or more
                                              times, defer interest payments on
                                              the debentures for up to 20
                                              consecutive quarters, but not
                                              beyond June 30, 2031. If we defer
                                              interest payments on the
                                              debentures:

                                                o the trust will also defer
                                                  distributions on the preferred
                                                  securities;

                                                o the distributions you are
                                                  entitled to will accumulate;
                                                  and

                                                o these accumulated
                                                  distributions will earn
                                                  interest at an annual rate of
                                                        %, compounded quarterly,
                                                  until paid.


                                        4
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

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                                              At the end of any deferral
                                              period, we will pay to the trust
                                              all accrued and unpaid interest
                                              under the debentures. The trust
                                              will then pay all accumulated and
                                              unpaid distributions to you.

You will still be taxed if distributions
on the preferred securities are deferred..... If a deferral of payment occurs, you must recognize the amount of
                                              the deferred distributions as
                                              income for United States federal
                                              income tax purposes in advance of
                                              receiving the actual cash
                                              distributions, even if you are a
                                              cash-basis taxpayer.

Our full and unconditional guarantee of
payment...................................... Our obligations described in this prospectus, in the aggregate,
                                              constitute a full, irrevocable and
                                              unconditional guarantee by us on a
                                              subordinated basis, of the
                                              obligations of the trust under the
                                              preferred securities. Under the
                                              guarantee agreement, we guarantee
                                              the trust will use its assets to
                                              pay the distributions on the
                                              preferred securities and the
                                              liquidation amount upon
                                              liquidation of the trust. However,
                                              the guarantee does not apply when
                                              the trust does not have sufficient
                                              funds to make the payments. If we
                                              do not make payments on the
                                              debentures, the trust will not
                                              have sufficient funds to make
                                              payments on the preferred
                                              securities. In this event, a legal
                                              proceeding directly against us for
                                              enforcement of payments under the
                                              debentures must be instituted by
                                              you or the trust.

We may distribute the debentures directly
to you....................................... We may, at any time, dissolve the trust and distribute the
                                              debentures to you, subject to the
                                              prior approval of the Federal
                                              Reserve, if approval is then
                                              required by law or regulation. If
                                              we distribute the debentures, we
                                              will use our best efforts to
                                              include them in the Nasdaq
                                              National Market or to list them on
                                              a national securities exchange or
                                              comparable automated quotation
                                              system.

How the securities will rank in right of
payment...................................... Our obligations under the preferred securities, debentures
                                              and guarantee are unsecured and
                                              will rank as follows with regard
                                              to right of payment:

                                                o the preferred securities will
                                                  rank equally with the common
                                                  securities of the trust. The
                                                  trust will pay distributions
                                                  on the preferred securities
                                                  and the common securities pro
                                                  rata. However, if we default
                                                  with respect to the
                                                  debentures, then no
                                                  distributions on the common
                                                  securities


                                        5
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

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                                                  of the trust or our common
                                                  stock will be paid until all
                                                  accumulated and unpaid
                                                  distributions on the preferred
                                                  securities have been paid;

                                                o our obligations under the
                                                  debentures and the guarantee
                                                  are unsecured and generally
                                                  will rank junior in priority
                                                  to our existing and future
                                                  senior and subordinated
                                                  indebtedness; and

                                                o because we are a holding
                                                  company, the debentures and
                                                  the guarantee will effectively
                                                  be subordinated to all
                                                  depositors' claims, as well as
                                                  existing and future
                                                  liabilities of our
                                                  subsidiaries.

Voting rights of the preferred securities.... Except in limited circumstances, holders of the preferred
                                              securities will have no voting
                                              rights.

Proposed Nasdaq National Market
symbol....................................... GSBCP.

You will not receive certificates............ The preferred securities will be represented by a global security
                                              that will be deposited with and
                                              registered in the name of The
                                              Depository Trust Company, or its
                                              nominee. This means that you will
                                              not receive a certificate for the
                                              preferred securities, and your
                                              beneficial ownership interests
                                              will be recorded through the DTC
                                              book-entry system.


How the proceeds of this offering will
be used...................................... The trust will invest all of the proceeds from the sale of the
                                              preferred securities in the
                                              debentures. We estimate that the
                                              net proceeds to us from the sale
                                              of the debentures to the trust,
                                              after deducting offering expenses
                                              and underwriting commissions, will
                                              be approximately $14.2 million. We
                                              expect to use the net proceeds
                                              from the sale of the debentures to
                                              reduce the indebtedness currently
                                              outstanding under our revolving
                                              credit facility. The remaining net
                                              proceeds, if any, will be used to
                                              make additional capital
                                              contributions to our bank and its
                                              operating subsidiaries or for
                                              general corporate purposes.

           Before purchasing the preferred securities being offered, you should carefully consider the "Risk Factors" beginning on page 9.



                                        6
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

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                      SELECTED CONSOLIDATED FINANCIAL DATA

      Set forth below is our selected consolidated financial information and other financial data. The selected balance sheet and statement of income data, insofar as they relate to the years ended December 31, 2000 and 1999, to the six months ended December 31, 1998 and to the years ended June 30, 1998, 1997 and 1996, are derived from our consolidated financial statements, which have been audited by Baird, Kurtz and Dobson. The selected consolidated financial data as of and for the six months ended December 31, 1997 are derived from unaudited consolidated financial statements. In our opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results as of and for the six months ended December 31, 1997 have been included. This information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and the related notes incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000. Results for past periods are not necessarily indicative of results that may be expected for any future period.

                                                              At or For the           At or For the            At or For the
                                                               Year Ended           Six Months Ended             Year Ended
                                                               December 31,            December 31,               June 30,
                                                            ------------------    --------------------   --------------------------
                                                             2000       1999       1998(1)      1997      1998      1997     1996
                                                            -------    -------     -------     -------   -------   -------  -------
Selected Income Statement Data:                                         (Dollars in thousands, except per share data)
Interest income:
  Loans...................................................  $76,671    $63,386     $30,332     $27,878   $57,537   $51,365  $49,884
  Investment securities and other.........................    8,751      4,652       2,153       2,163     4,395     4,175    4,054
                                                            -------    -------     -------     -------   -------   -------  -------
      Total interest income...............................   85,422     68,038      32,485      30,041    61,932    55,540   53,938
                                                            -------    -------     -------     -------   -------   -------  -------

Interest expense:
  Deposits................................................   32,244     24,966      12,255      10,395    20,951    17,951   17,003
  Federal Home Loan Bank advances.........................   14,312      9,403       4,237       4,676     9,905    10,229   10,585
  Short-term borrowings...................................    2,305      1,094          38         530     1,136       642      544
                                                            -------    -------     -------     -------   -------   -------  -------
      Total interest expense..............................   48,861     35,463      16,530      15,601    31,992    28,822   28,132
                                                            -------    -------     -------     -------   -------   -------  -------

Net interest income.......................................   36,561     32,575      15,955      14,440    29,940    26,718   25,806
Provision for loan losses.................................    3,106      2,062       1,291         852     1,853     1,706    1,451
                                                            -------    -------     -------     -------   -------   -------  -------
   Net interest income after provision for loan losses....   33,455     30,513      14,664      13,588    28,087    25,012   24,355
                                                            -------    -------     -------     -------   -------   -------  -------

Noninterest income:
  Commissions.............................................    7,024      7,054       3,136       2,586     5,652     4,969    4,413
  Service charges and ATM fees............................    5,968      4,502       2,390       1,753     3,841     2,785    2,381
  Net realized gains on sales of loans....................      570      1,098         386         461     1,125       521      540
  Net realized gains (losses) on sales
     of available-for-sale securities.....................       (9)       316         355         873     1,398       205      680
  Income on foreclosed assets.............................      295         --         420         383       326       285      728
  Other income............................................    1,863      2,379       1,171         777     1,457     1,752    1,582
                                                            -------    -------     -------     -------   -------   -------  -------
      Total noninterest income............................   15,711     15,349       7,858       6,833    13,799    10,517   10,324
                                                            -------    -------     -------     -------   -------   -------  -------

Noninterest expense:
  Salaries and employee benefits..........................   13,642     13,765       5,743       5,227    10,829     9,234    8,382
  Net occupancy expense...................................    4,529      4,124       1,772       1,349     3,034     2,400    2,220
  Postage.................................................    1,152      1,006         447         392       857       626      634
  Insurance...............................................      521        639         292         352       637     3,428    1,268
  Amortization of excess of cost over
     fair value of net assets acquired....................      160        160          83          --        65     1,107      193
  Advertising.............................................      713        611         276         295       586       675      533
  Office supplies and printing............................      703        991         396         323       666       563      435
  Other operating expenses................................    4,084      3,871       2,297       1,945     3,844     2,405    2,609
                                                            -------    -------     -------     -------   -------   -------  -------
      Total noninterest expense...........................   25,504     25,167      11,306       9,883    20,518    20,438   16,274
                                                            -------    -------     -------     -------   -------   -------  -------

Income before income taxes................................   23,662     20,695      11,216      10,538    21,368    15,091   18,405
Provision for income taxes................................    8,184      7,018       3,858       3,058     6,924     5,751    7,111
                                                            -------    -------     -------     -------   -------   -------  -------
   Net income.............................................  $15,478    $13,677     $ 7,358     $ 7,480   $14,444   $ 9,340  $11,294
                                                            =======    =======     =======     =======   =======   =======  =======

Per Common Share Data:
  Basic earnings..........................................  $  2.16    $  1.79     $  0.93     $  0.93   $  1.79   $  1.11  $  1.27
  Diluted earnings........................................     2.12       1.76        0.91        0.91      1.76      1.10     1.23
  Cash dividends declared ................................     0.50       0.50        0.24        0.21      0.43      0.39     0.35
  Book value (at end of period)...........................    10.30       9.20        8.76        8.13      8.47      7.45     7.70



                                        7
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
                                                    At or For the           At or For the                 At or For the
                                                      Year Ended           Six Months Ended                 Year Ended
                                                     December 31,            December 31,                     June 30,
                                               -----------------------  -----------------------  ----------------------------------
                                                  2000         1999       1998(1)       1997        1998        1997        1996
                                               ----------   ----------  ----------   ----------  ----------  ----------  ----------
                                                                                  (Dollars in thousands)
Selected Financial Condition Data
 (at end of period):
  Total assets ............................... $1,130,178   $  964,803  $  836,498   $  750,458  $  795,091  $  707,841  $  668,105
  Loans receivable, net ......................    890,784      766,807     696,962      622,849     653,672     581,948     544,705
  Available-for-sale securities ..............    126,409       79,891       6,476        6,256       6,363       7,408       4,656
  Held-to-maturity securities ................     27,758       37,646      60,394       48,258      51,917      51,518      51,236
  Total deposits .............................    751,042      625,900     597,625      464,430     549,773     456,370     395,238
  Total borrowings ...........................    291,573      261,642     159,250      216,794     169,509     180,566     197,057
  Total stockholders' equity .................     71,049       68,926      68,382       65,616      67,409      60,348      67,808

Selected Performance Ratios:(2)
  Return on average assets(3) ................       1.53%        1.56%       1.83%        2.08%       1.93%       1.39%       1.75%
  Return on average stockholders' equity(4) ..      22.36        19.98       21.97        24.04       22.49       15.02       17.28
  Non-interest income to average total assets        1.55         1.65        1.95         1.90        1.85        1.57        1.60
  Non-interest expense to average total assets       2.52         2.87        2.81         2.75        2.74        3.04        2.53
  Net interest spread(5) .....................       3.18         3.36        4.02         3.78        3.79        3.79        3.82
  Net interest margin(6) .....................       3.74         3.86        4.32         4.18        4.18        4.17        4.21
  Adjusted efficiency ratio (excl. foreclosed
    assets)(7) ...............................      49.07        52.51       48.33        47.31       47.20       55.22       45.97
  Net overhead ratio(8) ......................       0.97         1.06        0.87         0.85        0.90        1.48        0.92
  Common dividend pay-out ratio ..............      23.58        28.41       25.82        23.08       24.43       35.23       28.46

Asset Quality Ratios:(2)
  Allowance for loan losses to total loans ...       2.06%        2.21%       2.37%        2.48%       2.44%       2.60%       2.56%
  Allowance for loan losses to non-performing
    loans ....................................     149.72       194.48      228.20       155.26      227.18      197.01      243.03
  Net charge-offs to average loans ...........       0.20         0.23        0.23         0.09        0.16        0.10        0.32
  Non-performing assets to total assets ......       1.34         1.05        1.55         1.84        1.79        1.96        2.52
  Non-performing loans to total loans ........       1.37         1.18        1.42         1.60        1.42        1.32        1.06

Balance Sheet Ratios:
  Loans to deposits ..........................     118.61%      122.51%     116.62%      134.11%     118.90%     127.52%     137.82%
  Average interest-earning assets to
    average interest-bearing liabilities .....     111.06       111.95      106.57       108.82      108.62      108.45      108.41

Capital Ratios:
  Total stockholders' equity to total assets .       6.29%        7.14%       8.17%        8.74%       8.48%       8.53%      10.15%
  Tangible stockholders' equity to assets ....       6.26         7.10        8.11         8.67        8.40        8.53        9.98
  Leverage ratio .............................       6.49         7.43        8.16           *         8.33          *           *
  Tier 1 risk-based capital ratio ............       7.84         9.05       10.45           *        10.97          *           *
  Total risk-based capital ratio .............       9.10        10.32       11.72           *        12.24          *           *

Ratio of Earnings to Fixed Charges:(9)
  Including deposit interest .................       1.48x        1.58x       1.68x        1.68x       1.67x       1.52x       1.65x
  Excluding deposit interest .................       2.42         2.97        3.62         3.02        2.94        2.39        2.65

-------------
(1)   In 1998, we changed our fiscal year-end from June 30 to December 31.
(2)   Certain financial ratios for interim periods have been annualized.
(3)   Earnings divided by average total assets.
(4)   Earnings divided by average stockholders' equity.
(5) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(6)   Net interest income divided by average interest-earning assets.
(7) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(8) Non-interest expense less non-interest income divided by average total assets.
(9) In computing the ratio of earnings to fixed charges: (a) earnings have been based on income before income taxes and fixed charges, and (b) fixed charges consist of interest and amortization of debt discount and expense including amounts capitalized and the estimated interest portion of rents.

* Prior to 1998, we were a savings and loan holding company and did not have our own regulatory capital requirements.



                                        8
--------------------------------------------------------------------------------

                                  RISK FACTORS

      Investing in preferred securities involves a number of risks. Some of these risks relate to the preferred securities and others relate to us and the financial services industry, generally. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors in evaluating an investment in the trust before you purchase the preferred securities.

      Because the trust will rely on the payments it receives on the debentures to fund all payments on the preferred securities, and because the trust may distribute the debentures in exchange for the preferred securities, purchasers of the preferred securities are making an investment decision that relates to the debentures being issued by Great Southern Bancorp as well as the preferred securities. Purchasers should carefully review the information in this prospectus about the preferred securities, the debentures and the guarantee.

            Risks Related to an Investment in Great Southern Bancorp

Since our business is concentrated in the Springfield metropolitan area and Branson, a downturn in the Springfield and Branson economies may adversely affect our business.

      Currently, our lending and deposit gathering activities are concentrated primarily in the Springfield and Branson, Missouri areas. Our success depends on the general economic condition of Springfield and Branson and their surrounding areas. Although we believe the economy in these areas has been favorable, we do not know whether such conditions will continue. Our greatest concentration of loans and deposits is in the Greater Springfield area. With a population of approximately 308,000, the Greater Springfield area is the third largest metropolitan area in Missouri.

      The next largest concentration of loans is in the Branson area. The region is a vacation and entertainment center, attracting tourists to its theme parks, resorts, country music and novelty shows and other recreational facilities. As a result of the rapid growth of the Branson area in the early 1990's, property values increased at unusually high rates. This growth also provided for increased loan demand and a more volatile lending market than had previously been present in that area. Due to overbuilding of commercial properties during the mid-1990's, property values have experienced downward pressure during the past few years. Reduced demand for residential properties has similarly created downward pressure on one- to four-family and multi-family, primary and vacation residences in this area. At December 31, 2000, approximately 16% of the loan portfolio consisted of loans in the two county region that includes the Branson area.

      Adverse changes in the regional and general economy could reduce our growth rate, impair our ability to collect loans, and generally affect our financial condition and results of operations.

Our loan portfolio possesses increased risk due to our relatively high concentration of multi-family and commercial real estate, consumer and commercial business loans.

      Our multi-family and commercial real estate, consumer and commercial business loans accounted for approximately 71.5% of our total loan portfolio as of December 31, 2000. Generally, we consider these types of loans to involve a higher degree of risk compared to first mortgage loans on one- to four-family, owner-occupied residential properties. These portfolios include $101.1 million of loans secured by motels, $51.8 million of loans secured by healthcare facilities and $45.0 million of loans secured by recreational facilities, which are particularly sensitive to certain risks including the following:

      o     large loan balances owed by a single borrower;

      o payments that are dependent on the successful operation of the project; and

      o loans that are more directly impacted by adverse conditions in the real estate market or the economy generally.

We plan to continue our emphasis on commercial real estate and commercial business lending. Because of the increased risks related to these types of loans, we may determine it necessary to increase the level of our provision for loan losses. Increased provisions for loan losses would adversely impact our operating results. See "Item 1. Business-The Company-Lending Activities-Commercial Real Estate and Construction Lending," "-Other Commercial Lending," "-Consumer Lending" and "-Allowance for Losses on Loans and Foreclosed Assets" incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000.

Our operations depend upon our continued ability to access brokered deposits and Federal Home Loan Bank advances.

      Due to the high level of competition for deposits in our market, we utilize certificates of deposit obtained through deposit brokers and advances from the Federal Home Loan Bank of Des Moines to help fund our asset base. Brokered deposits are marketed through national brokerage firms that solicit funds from their customers for deposit in banks, including our bank. Both brokered deposits and Federal Home Loan Bank advances are generally more sensitive to changes in interest rates and volatility in the capital markets than retail deposits attracted through our branch network, and our reliance on these sources of funds increases the sensitivity of our portfolio to these external factors. At December 31, 2000, we had $286.7 million in brokered deposits and $234.4 million in Federal Home Loan Bank advances.

      Bank regulations can restrict our access to these sources of funds in certain circumstances. For example, if our bank's regulatory capital ratios declined below the "well capitalized" status, banking regulators would require our bank to obtain their approval prior to obtaining or renewing brokered deposits. The regulators might not approve our purchases of deposits in amounts that we desire or at all. Similarly, Federal Home Loan Bank advances are only available to borrowers that meet certain conditions. If our bank were to cease meeting these conditions, our access to Federal Home Loan Bank advances could be significantly reduced or eliminated.


      We rely on these resources of funds because we believe that generating funds through brokered deposits and Federal Home Loan Bank advances decreases our cost of funds, relative to the cost of generating and retaining retail deposits through our branch network. If our access to brokered deposits or Federal Home Loan Bank advances were reduced or eliminated for whatever reason, the resulting decrease in our net interest income or limitation on our ability to fund additional loans would adversely affect our business, financial condition and results of operations.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

      We face substantial competition in all phases of our operations from a variety of different competitors. Our future growth and success will depend on our ability to compete effectively in this highly competitive environment. To date, we have grown our business successfully by focusing on our geographic market and emphasizing the high level of service and responsiveness desired by our customers. We compete for loans, deposits and other financial services with other commercial banks, thrifts, credit unions and brokerage houses. Many of our competitors offer products and services which we do not offer, and many have substantially greater resources, name recognition and market presence that benefit them in attracting business. In addition, larger competitors may be able to price loans and deposits more aggressively than we do, and smaller newer competitors may also be more aggressive in terms of pricing loan and deposit products than us in order to obtain a share of the market. As we have grown, we have become increasingly dependent on outside funding sources, including funds borrowed from the Federal Home Loan Bank and brokered deposits, where we face nationwide competition. Some of the financial institutions and financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on bank holding companies, federally insured state-chartered banks and national banks and federal savings banks. As a result, these nonbank competitors have certain advantages over us in accessing funding and in providing various services.

Our business may be adversely affected by the highly regulated environment in which we operate.

      We are subject to extensive federal and state legislation, regulation, examination and supervision. Recently enacted, proposed and future legislation and regulations have had, will continue to have, or may have a material adverse effect on our business and operations. Our success depends on our continued ability to maintain compliance with these regulations, including those pertaining to the Community Reinvestment Act. Some of these regulations may increase our costs and thus place other financial institutions in stronger, more favorable competitive positions. We cannot predict what restrictions may be imposed upon us with future legislation. See "Item 1.-The Company -Government Supervision and Regulation" incorporated into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000.

We may be adversely affected by interest rate changes.

      Our operating results are largely dependent on our net interest income. When interest rates are rising, the interest income we earn on loans and interest-bearing investments may not increase as rapidly as the interest expense paid on our liabilities. As a result, our earnings may be adversely affected. We measure the impact of interest rate changes on our income statement through the use of gap analysis which is a way to measure and manage sensitivity to interest rate fluctuations. The amount of earning assets that reprice or mature during a given time interval is compared to the amount of interest-bearing liabilities that reprice or mature during the same time period. A bank which matches perfectly the maturities of its assets and liabilities has a "gap" position of
1.00. In this instance, under the gap analysis changes in interest rates would have no effect on net interest income because interest income and interest expense change in like amounts. There is an interest rate "gap" if the amounts of repricing assets and liabilities differ for the given time period. A positive gap, or a position greater than 1.00, indicates that more assets than liabilities will reprice in that time period, while a negative gap, or a position less than 1.00, indicates that more liabilities than assets will reprice. A bank with a positive gap position would benefit from rising interest rates because assets will reprice faster than liabilities, improving net interest income, but net interest income would be reduced when interest rates are falling. Conversely, a bank would benefit from a negative gap position in a falling interest rate environment.

      We generally operate within guidelines set by our asset/liability policy for maximum interest rate risk exposure, and attempt to maximize our returns within an acceptable degree of risk. However, at times, depending on the level of general interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, we may determine to increase our interest rate risk position in order to maintain our net interest margin. Our policy calls for maintaining a gap position at the one year horizon of between 0.80 and 1.25 to allow us to take advantage of anticipated interest rate environments, but within reasonable maximum risk exposures. At December 31, 2000, our gap position was 0.95. We attempt to limit this exposure by originating adjustable rate loans and managing our deposits and borrowings to establish stable relationships with both retail customers and wholesale funding sources. From time to time, we utilize interest rate swap derivatives, when appropriate, to help manage the risks of operating in a changing interest rate environment. However, there can be no assurance that these derivatives will be effective in avoiding undue interest rate risk.

We may be adversely affected by government monetary policy.

      As a bank holding company, our business is affected by the monetary policies of the Federal Reserve System, which regulates the national money supply in order to mitigate recessionary and inflationary pressures. In setting its policy, the Federal Reserve System may utilize techniques such as the following:

      o engaging in open market transactions in United States government securities;

      o     setting the discount rate on member bank borrowings; and

      o     determining reserve requirements.

These techniques may have an adverse effect on our deposit levels, net interest margin, loan demand or our business and operations.

Our allowance for loan losses may prove to be insufficient to absorb potential losses in our loan portfolio.

      Lending money is a substantial part of our business. However, every loan we make carries a certain risk of non-payment. This risk is affected by, among other things:

      o     cash flow of the borrower and/or the project being financed;

      o in the case of a collateralized loan, the changes and uncertainties as to the future value of the collateral;

      o     the credit history of a particular borrower;

      o     changes in economic and industry conditions; and

      o     the duration of the loan.

      We maintain an allowance for loan losses which we believe is appropriate to provide for any potential losses in our loan portfolio. The amount of this allowance is determined by management through a periodic review and consideration of several factors, including:

      o an ongoing review of the quality, size and diversity of our loan portfolio;

      o     evaluation of non-performing loans;

      o     historical loan loss experience; and

      o the amount and quality of collateral, including guarantees, securing the loans.

      At December 31, 2000, our allowance for possible loan losses as a percentage of total loans was 2.06%, and as a percentage of total non-performing loans was 150%. Although we believe our loan loss allowance is adequate to absorb probable losses in our loan portfolio, we cannot predict such losses or that our allowance will be adequate. Excess loan losses could have a material adverse effect on our financial condition and results of operations.

We continually encounter technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.

      The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our clients.

      As a service to our clients, we currently offer Great Access Online, our Internet PC banking product. Use of this service involves the transmission of confidential information over public networks. We cannot be sure that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in a compromise or breach in the commercially available encryption and authentication technology that we use to protect our clients' transaction data. If we were to experience such a breach or compromise, we could suffer losses and our operations could be adversely affected.

           Risks Related to an Investment in the Preferred Securities

If we do not make interest payments under the debentures, the trust will be unable to pay distributions and liquidation amounts. The guarantee will not apply because the guarantee covers payments only if the trust has funds available.

      The trust will depend solely on our payments on the debentures to pay amounts due to you on the preferred securities. If we default on our obligation to pay the principal or interest on the debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount on the preferred securities. In that case, you will not be able to rely on the guarantee for payment of these amounts because the guarantee only applies if the trust has sufficient funds to make distributions on or to pay the liquidation amount of the preferred securities. Instead, you or the property trustee will have to institute a direct action against us to enforce the property trustee's rights under the indenture relating to the debentures.

To the extent we must rely on dividends from our subsidiaries to make interest payments on the debentures to the trust, our available cash flow may be restricted and distributions may be deferred.

      We are a holding company and substantially all of our assets are held by our direct and indirect subsidiaries. Our ability to make payments on the debentures when due will depend primarily on available cash resources at the bank holding company and dividends from our direct and indirect subsidiaries. Dividend payments or extensions of credit from our bank are subject to regulatory limitations, generally based on capital levels and current and retained earnings, imposed by the various regulatory agencies with authority over such subsidiaries. The ability of our bank to pay dividends is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and the ability of certain of its subsidiaries to pay dividends to the bank. As of December 31, 2000, our bank had the ability to pay $1.6 million in dividends to us and still maintain its "well capitalized" status for regulatory capital purposes. We cannot assure you that the bank will be able to pay dividends in the future.

The debentures and the guarantee rank lower than most of our other indebtedness and our holding company structure effectively subordinates any claims against us to those of our subsidiaries' creditors.


      Our obligations under the debentures and the guarantee are unsecured and will rank junior in priority of payment to our existing and future senior and subordinated indebtedness, which totaled $17.8 million in outstanding principal amount at December 31, 2000. Except for certain circumstances which may limit our ability to issue additional trust preferred securities or similar securities, the securities that we are offering do not impose limits on our ability or the ability of our subsidiaries to incur additional indebtedness. See "Description of the Debentures-Miscellaneous" beginning on page 53.


      Because we are a holding company, the creditors of our subsidiaries, including depositors, also will have priority over you in any distribution of our subsidiaries' assets in liquidation, reorganization or otherwise. Accordingly, the debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our direct and indirect subsidiaries, and you should look only to our assets for payments on the preferred securities and the debentures.

We may defer interest payments on the debentures for substantial periods, which could have adverse consequences for you.

      We may, at one or more times, defer interest payments on the debentures for up to 20 consecutive quarters. If we defer interest payments on the debentures, the trust will defer distributions on the preferred securities during any deferral period. During a deferral period, you will be required to recognize as income for federal income tax purposes the amount approximately equal to the interest that accrues on your proportionate share of the debentures held by the trust in the tax year in which that interest accrues, even though you will not receive these amounts until a later date.

      You will also not receive the cash related to any accrued and unpaid interest from the trust if you sell the preferred securities before the end of any deferral period. During a deferral period, accrued but unpaid distributions will increase your tax basis in the preferred securities. If you sell the preferred securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

      We do not currently intend to exercise our right to defer interest payments on the debentures. In the event of a deferral period, however, the market price of the preferred securities would likely be adversely affected. The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures. If you sell the preferred securities during a deferral period, you may not receive the same return on investment as someone who continues to hold the preferred securities. Due to our right to defer interest payments, the market price of the preferred securities may be more volatile than the market prices of other securities without the deferral feature.

Regulators may preclude us from making distributions on the debentures in the event our regulatory capital, liquidity or financial performance deteriorates.


      We and our subsidiaries are subject to extensive federal and state law, regulation and supervision. Our regulators monitor our financial condition on a periodic basis and may impose limitations on our operations and business activities under various circumstances. In response to any perceived deficiencies in liquidity or regulatory capital levels, our regulators may require us to obtain their consent prior to paying dividends on our capital stock or interest on the debentures. In the event our regulators withheld their consent to our payment of interest on the debentures, we would exercise our right to defer interest payments on the debentures, and the trust would not have funds available to make distributions on the preferred securities during the deferral period. This action by our regulators may or may not be taken in conjunction with similar restrictions on the ability of our subsidiaries to pay dividends to us. See "-To the extent we must rely on dividends from our subsidiaries to make interest payments on the debentures to the trust, our available cash flow may be restricted and distributions may be deferred" on page
14. The commencement of a deferral period with respect to interest on the debentures and, accordingly, distributions on the preferred securities, would likely cause the market price of the preferred securities to decline. See "-We may defer interest payments on the debentures for substantial periods, which could have adverse consequences for you" beginning on page 14.


We have made only limited covenants in the indenture and the trust agreement, which may not protect your investment in the event we experience significant adverse changes in our financial condition or results of operations.

      The indenture governing the debentures and the trust agreement governing the trust do not require us to maintain any credit rating on the securities offered or any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity. In addition, except in limited circumstances, they do not protect holders of the debentures or the preferred securities if we are involved in a highly leveraged transaction and therefore do not protect holders of the debentures or the preferred securities in the event we experience adverse changes in our financial condition or results of operations. The indenture prevents us and any of our subsidiaries from incurring, in connection with the issuance of any trust preferred securities or any similar securities, indebtedness that is senior in right of payment to the debentures. Additionally, the indenture limits our ability and the ability of any of our subsidiaries to incur indebtedness, in connection with the issuance of any trust preferred securities or any similar securities, which is equal in right of payment to the debentures. Except as described above, neither the indenture nor the trust agreement limits our ability or the ability of any of our subsidiaries to incur other additional indebtedness that is senior in right of payment to the debentures. Therefore, you should not consider the provisions of these governing instruments as a significant factor in evaluating whether we will be able to comply with our obligations under the debentures or the guarantee.

In the event we redeem the debentures before June 30, 2031, you may not be able to reinvest your principal at the same or a higher rate of return.

      Under the following circumstances, we may redeem the debentures before their stated maturity:

      o We may redeem the debentures, in whole or in part, at any time on or after June 30, 2006.


      o We may redeem the debentures in whole, but not in part, within 180 days after certain occurrences at any time during the life of the trust. These occurrences may include adverse tax, investment company or bank regulatory developments. See "Description of the Debentures-Redemption" on page 46.


      You should assume that we will exercise our redemption option if we are able to obtain capital at a lower cost than we must pay on the debentures or if it is otherwise in our interest to redeem the debentures. If the debentures are redeemed, the trust must redeem preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of debentures redeemed, and you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the preferred securities.

We can distribute the debentures to you, which may have adverse tax consequences for you and which may adversely affect the market price of the preferred securities prior to such distribution.

      The trust may be dissolved at any time before maturity of the debentures on June 30, 2031. As a result, and subject to the terms of the trust agreement, the trustees may distribute the debentures to you.

      We cannot predict the market prices for the debentures that may be distributed in exchange for preferred securities upon liquidation of the trust. The preferred securities, or the debentures that you may receive if the trust is liquidated, may trade at a discount to the price that you paid to purchase the preferred securities. Because you may receive debentures, your investment decision with regard to the preferred securities will also be an investment decision with regard to the debentures. You should carefully review all of the information contained in this prospectus regarding the debentures.

      Under current interpretations of United States federal income tax laws supporting classification of the trust as a grantor trust for tax purposes, a distribution of the debentures to you upon the dissolution of the trust would not be a taxable event to you. Nevertheless, if the trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of debentures upon the dissolution of the trust could be a taxable event to you.

You are subject to repayment risk because possible tax law changes could result in a redemption of the trust preferred securities.

      Future legislation may be enacted that could adversely affect our ability to deduct our interest payments on the debentures for federal income tax purposes, making redemption of the debentures likely and resulting in a redemption of the trust preferred securities.


      From time to time, Congress has proposed federal income tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years and if the debt instrument is not reflected as indebtedness on the issuer's consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years. These proposals were not enacted into law. Although it is impossible to predict whether future proposals of this nature will be introduced and enacted with application to already issued and outstanding securities, in the future we could be precluded from deducting interest on the debentures in this event. Enactment of this type of proposal might in turn give rise to a tax event as described under "Description of the Preferred Securities-Redemption or Exchange-Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event" beginning on page 32.


Trading characteristics of the preferred securities may create adverse tax consequences for you.

      The trust preferred securities may trade at a price that does not reflect the value of accrued but unpaid interest on the underlying debentures. If you dispose of your trust preferred securities between record dates for payments on the trust preferred securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the debentures allocable to the trust preferred securities through the date of disposition in your income as ordinary income if you use the accrual method of accounting or if this interest represents original issue discount.


      If interest on the debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which, subject to limited exceptions, cannot be applied to offset ordinary income for federal income tax purposes. See "Federal Income Tax Consequences" beginning on page 60 for more information on possible adverse tax consequences to you.


There is no current public market for the preferred securities and their market price may decline after you invest.

      There is currently no public market for the preferred securities. Although we have applied to have the preferred securities designated for inclusion in the Nasdaq National Market, there is no guarantee that an active or liquid trading market will develop for the preferred securities or that the quotation of the preferred securities will continue on the Nasdaq National Market. If an active trading market does not develop, the market price and liquidity of the preferred securities will be adversely affected. Even if an active public market does develop, there is no guarantee that the market price for the preferred securities will equal or exceed the price you pay for the preferred securities.

      Future trading prices of the preferred securities may be subject to significant fluctuations in response to prevailing interest rates, our future operating results and financial condition, the market for similar securities and regional and general economic and market conditions. The initial public offering price of the preferred securities has been set at the liquidation amount of the preferred securities and may be greater than the market price following the offering.

      The market price for the preferred securities, or the debentures that you may receive in a distribution, is also likely to decline during any period that we are deferring interest payments on the debentures.

You must rely on the property trustee to enforce your rights if there is an event of default under the indenture.

      You may not be able to directly enforce your rights against us if an event of default under the indenture occurs. If an event of default under the indenture occurs and is continuing, this event will also be an event of default under the trust agreement. In that case, you must rely on the enforcement by the property trustee of its rights as holder of the debentures against us. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the property trustee to enforce its rights. If the property trustee does not enforce its rights following an event of default and a request by the record holders to do so, any record holder may, to the extent permitted by applicable law, take action directly against us to enforce the property trustee's rights. If an event of default occurs under the trust agreement that is attributable to our failure to pay interest or principal on the debentures, or if we default under the guarantee, you may proceed directly against us. You will not be able to exercise directly any other remedies available to the holders of the debentures unless the property trustee fails to do so.

As a holder of preferred securities you have limited voting rights, and we can amend the trust agreement to change the terms and conditions of the administration, operation and management of the trust without your consent.


      Holders of preferred securities have limited voting rights. We can, without your consent, make certain amendments to the trust agreement. Your voting rights pertain primarily to certain amendments to the trust agreement and not to the administration, operation or management of the trust. In general, only we can replace or remove any of the trustees. However, if an event of default under the trust agreement occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the preferred securities may replace the property trustee and the Delaware trustee. In certain circumstances, with the consent of the holders of a majority in the aggregate liquidation amount of the preferred securities, we may amend the trust agreement to ensure that the trust remains classified for federal income tax purposes as a grantor trust and to ensure that the trust retains its exemption from status as an "investment company" under the Investment Company Act, even if such amendment adversely affects your rights as a holder of preferred securities. For more information regarding limitation on your ability to control amendments to the trust agreement, see "Description of the Preferred Securities-Voting Rights; Amendment of Trust Agreement" beginning on page 39.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target," and similar expressions. These forward-looking statements may include, among other things:

      o statements relating to projected growth; anticipated improvements in earnings, earnings per share, and other financial performance measures; and management's long term performance goals;

      o statements relating to the anticipated effects on results of operations or financial condition from expected developments or events;

      o statements relating to our business and growth strategies, including potential acquisitions; and

      o     any other statements which are not historical facts.


      Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the "Risk Factors" section of this prospectus beginning on page 9.

                         SUMMARY OF RECENT DEVELOPMENTS

      Set forth below is our selected consolidated financial information and other financial data at or for the three months ended March 31, 2001 and 2000. This information is unaudited and should be read together with our audited consolidated financial statements and the related notes incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000. In our opinion, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation have been included. The results of operations and other data for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for any future period.

                                                                                             At or For the Three Months Ended
                                                                                                        March 31,
                                                                                             --------------------------------
                                                                                                 2001                2000
                                                                                             ------------        ------------
                                                                                                        (Unaudited)
Selected Income Statement Data:                                                        (Dollars in thousands, except per share data)
Interest income:
  Loans ............................................................................           $ 21,187            $ 17,377
  Investment securities and other ..................................................              3,450               1,766
                                                                                               --------            --------
      Total interest income ........................................................             24,637              19,143
                                                                                               --------            --------

Interest expense:
  Deposits .........................................................................              9,365               7,011
  Federal Home Loan Bank advances ..................................................              3,582               3,013
  Short-term borrowings ............................................................                624                 584
                                                                                               --------            --------
      Total interest expense .......................................................             13,571              10,608
                                                                                               --------            --------

Net interest income ................................................................             11,066               8,535
Provision for loan losses ..........................................................              1,650                 475
                                                                                               --------            --------
   Net interest income after provision for loan losses .............................              9,416               8,060
                                                                                               --------            --------

Noninterest income:
  Commissions ......................................................................              1,741               1,717
  Service charges and ATM fees .....................................................              2,004               1,276
  Net realized gains on sales of loans .............................................                356                 120
  Net realized gains (losses) on sales of available-for-sale securities ............                 --                  --
  Income (expense) on foreclosed assets ............................................                (82)                (11)
  Other income .....................................................................                514                 502
                                                                                               --------            --------
      Total noninterest income .....................................................              4,533               3,604
                                                                                               --------            --------

Noninterest expense:
  Salaries and employee benefits ...................................................              3,583               3,467
  Net occupancy expense ............................................................              1,039                 900
  Postage ..........................................................................                310                 268
  Insurance ........................................................................                114                 152
  Amortization of excess of cost over fair value of net assets acquired ............                 36                  40
  Advertising ......................................................................                164                 132
  Office supplies and printing .....................................................                208                 188
  Other operating expenses .........................................................              1,240                 950
                                                                                               --------            --------
      Total noninterest expense ....................................................              6,694               6,097
                                                                                               --------            --------

Income before income taxes .........................................................              7,255               5,567
Provision for income taxes .........................................................              2,528               1,908
                                                                                               --------            --------
   Net income ......................................................................           $  4,727            $  3,659
                                                                                               ========            ========

Per Common Share Data:
  Basic earnings ...................................................................           $   0.69            $   0.50
  Diluted earnings .................................................................               0.67                0.48
  Cash dividends declared ..........................................................               0.13                0.13
  Book value (at end of period) ....................................................              10.90                9.20

                                                                       At March 31,       At December 31,
                                                                           2001                2000
                                                                        ----------        ---------------
                                                                       (Unaudited)
                                                                            (Dollars in thousands)
Selected Financial Condition Data
(at end of period):
 Total assets ..........................                               $1,167,746            $1,130,178
 Loans receivable, net .................                                  891,293               890,784
 Available-for-sale securities .........                                  153,440               126,409
 Held-to-maturity securities ...........                                   21,071                27,758
 Total deposits ........................                                  804,948               751,042
 Total borrowings ......................                                  268,164               291,573
 Total stockholders' equity ............                                   75,161                71,049

                                                                         At or For the Three Months Ended
                                                                                     March 31,
                                                                         ---------------------------------
                                                                            2001                   2000
                                                                         ----------             ----------
                                                                                    (Unaudited)
Selected Performance Ratios:(1)
  Return on average assets(2) .....................................          1.66%                 1.53%
  Return on average stockholders' equity(3) .......................         25.71                 21.39
  Non-interest income to average total assets .....................          1.59                  1.51
  Non-interest expense to average total assets ....................          2.35                  2.56
  Net interest spread(4) ..........................................          3.50                  3.20
  Net interest margin(5) ..........................................          4.02                  3.71
  Adjusted efficiency ratio (excl. foreclosed assets)(6) ..........         42.69                 50.18
  Net overhead ratio(7) ...........................................          0.76                  1.05
  Common dividend pay-out ratio ...................................         18.12                 26.04

Asset Quality Ratios:(1)
  Allowance for loan losses to total loans ........................          2.10%                 2.17%
  Allowance for loan losses to non-performing loans ...............        328.56                196.49
  Net charge-offs to average loans ................................          0.52                  0.20
  Non-performing assets to total assets ...........................          0.92                  1.23
  Non-performing loans to total loans .............................          0.64                  1.28

Balance Sheet Ratios:
  Loans to deposits ...............................................        110.73%               119.15%
  Average interest-earning assets to
    average interest-bearing liabilities ..........................        110.57                111.01

Capital Ratios:
  Total stockholders' equity to total assets ......................          6.44%                 6.91%
  Tangible stockholders' equity to assets .........................          6.42                  6.86
  Leverage ratio ..................................................          6.56                  7.06
  Tier 1 risk-based capital ratio .................................          8.09                  8.81
  Total risk-based capital ratio ..................................          9.35                 10.09

Ratio of Earnings to Fixed Charges:(8)
  Including deposit interest ......................................          1.53x                 1.52x
  Excluding deposit interest ......................................          2.72                  2.55

----------------------
(1)   Certain financial ratios for interim periods have been annualized.
(2)   Earnings divided by average total assets.
(3)   Earnings divided by average stockholders' equity.
(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)   Net interest income divided by average interest-earning assets.
(6) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(7) Non-interest expense less non-interest income divided by average total assets.
(8) In computing the ratio of earnings to fixed charges: (a) earnings have been based on income before income taxes and fixed charges, and (b) fixed charges consist of interest and amortization of debt discount and expense including amounts capitalized and the estimated interest portion of rents.

      On April 11, 2001, we announced our financial results for the first quarter of 2001. Our net income for the first quarter of 2001 was $4.7 million, or $0.67 per fully diluted share. This represents a 40.0% increase over fully diluted earnings per share of $0.48 for the first quarter of 2000. Our return on average equity in the first quarter was 25.71% and our return on average assets was 1.66%.

      Net interest income totalled $11.1 million in the first quarter of 2001, an increase of 29.7% over the first quarter of 2000 due primarily to growth in earning assets and higher average interest rates. Net interest income also increased due to the recovery of a loan we had previously charged-off, the change of a non-performing loan into a performing participation with another financial institution, including the addition of new collateral for the loan, and income recognized when certain securities purchased at a discount were called at par value.

      The provision for loan losses during the first quarter of 2001 was $1.7 million, a 247.4% increase over the first quarter of 2000. This increase was primarily due to an increase in loan charge-offs during the quarter.

      Non-interest income for the quarter grew to $4.5 million, an increase of 25.8% over the first quarter of 2000. The increase was due primarily to an increase in service charges and gains on loan sales.

      Non-interest expense for the first quarter of 2001 totalled $6.7 million, an increase of 9.8% over the prior year's first quarter but a decrease of 3.2% from the fourth quarter of 2000. The increase in non- interest expense over the amount reported for the first quarter of 2000 was due primarily to fees paid to consultants to implement new customer products and services.

      Our assets totalled $1.17 billion at March 31, 2001, a $37.6 million increase from December 31, 2000 and a $197.5 million increase from March 31, 2000. The increase in assets from a year earlier was primarily attributable to a 16.2% increase in our loan portfolio. Stockholders' equity totalled $75.2 million at March 31, 2001, a $4.1 million increase from December 31, 2000.

      Non-performing assets as a percentage of total assets at March 31, 2001 were 0.92%, as compared to 1.34% at December 31, 2000. Net charge-offs to average loans were 0.52% (annualized) for the first quarter of 2001, due primarily to the write-down discussed above, compared to 0.20% (annualized) for the first quarter of 2000. At March 31, 2001, our allowance for loan losses as a percentage of total loans was 2.10%, compared to 2.06% at December 31, 2000.

                                 USE OF PROCEEDS


      The trust will invest all of the proceeds from the sale of the preferred securities in the debentures. We anticipate that the net proceeds from the sale of the debentures will be approximately $14.2 million after deduction of offering expenses estimated to be $250,000 and underwriting commissions.


      We expect to use the net proceeds to reduce the indebtedness currently outstanding under our revolving credit facility with an unaffiliated bank. The credit facility provides for maximum borrowings of $25 million. The interest rate on borrowings under the revolving line is based on, at our option, either the lender's prime rate or a LIBOR-based rate. At February 28, 2001, borrowings outstanding under the credit facility totalled $16.5 million and bear interest at an annual interest rate of 7.32%. During the past year, we used this credit facility to infuse capital into our bank and for repurchases of our common stock. The credit facility is secured by all of the common stock of our bank. Following repayment of amounts outstanding out of the proceeds of this offering, we plan to keep the credit line available for future borrowings. The remaining net proceeds, if any, will be used to make additional capital contributions to our bank and its operating subsidiaries or for general corporate purposes.

                                 CAPITALIZATION

      The following table sets forth our indebtedness and capitalization at December 31, 2000, on a historical basis and as adjusted for the offering, assuming no exercise of the underwriters' over-allotment option, and the application of the estimated net proceeds from the corresponding sale of the debentures as if such sale had been consummated on December 31, 2000. This data should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000.


                                                                                                           December 31, 2000
                                                                                                    -------------------------------
                                                                                                      Actual            As Adjusted
                                                                                                    ---------           -----------
                                                                                                        (dollars in thousands)
Short-Term Indebtedness:
Short-term borrowings (including securities sold under agreement to repurchase and
federal funds purchased) .................................................................          $  41,695            $  41,695
Notes payable under revolving credit line with commercial bank(1) ........................             15,500                1,350
                                                                                                    ---------            ---------
        Total short-term indebtedness ....................................................          $  57,195            $  43,045
                                                                                                    =========            =========

Long-Term Indebtedness:
Trust preferred securities ...............................................................          $      --            $  15,000
                                                                                                    ---------            ---------

Stockholders' Equity:
Preferred stock, 1,000,000 shares authorized; no shares issued and outstanding ...........                 --                   --
Common stock, $0.01 par value; 20,000,000 shares authorized;
    12,325,002 shares issued and 6,897,332 outstanding ...................................                123                  123
Additional paid-in capital ...............................................................             17,461               17,461
Retained earnings ........................................................................            112,177              112,177
Accumulated other comprehensive income ...................................................                384                  384
Treasury stock ...........................................................................            (59,096)             (59,096)
                                                                                                    ---------            ---------
        Total stockholders' equity .......................................................             71,049               71,049
                                                                                                    ---------            ---------
             Total capitalization(2) .....................................................          $  71,049            $  86,049
                                                                                                    =========            =========

Capital Ratios:(3)
Total equity to total assets .............................................................               6.29%                6.29%
Leverage ratio (4)(5) ....................................................................               6.49                 7.87
Tier 1 risk-based capital ratio(5) .......................................................               7.84                 9.51
Total risk-based capital ratio(5) ........................................................               9.10                10.77


--------------

(1) The net proceeds of this offering, estimated to be $14.2 million, will be applied to reduce the amounts outstanding under the revolving credit facility.

(2)   Includes stockholders' equity and long-term indebtedness.
(3) The capital ratios, as adjusted, are computed including the estimated proceeds from the sale of the preferred securities, in a manner consistent with Federal Reserve regulations.
(4) The leverage ratio is Tier 1 capital divided by average quarterly assets, after deducting intangible assets and net deferred tax assets in excess of regulatory maximum limits.
(5) The preferred securities have been structured to qualify as Tier 1 capital. However, in calculating the amount of Tier 1 qualifying capital, the preferred securities, together with any other trust preferred securities or cumulative preferred stock of Great Southern Bancorp that may be outstanding in the future, can only be included up to the amount constituting 25% of total Tier 1 core capital elements (including the preferred securities). As adjusted for this offering, our Tier 1 capital as of December 31, 2000, would have been approximately $85.5 million, of which $15.0 million would have been attributable to the preferred securities offered by this prospectus.

                       ACCOUNTING AND REGULATORY TREATMENT

      The trust will be treated, for financial reporting purposes, as our subsidiary and, accordingly, the accounts of the trust will be included in our consolidated financial statements. The preferred securities will be presented as a separate line item in our consolidated balance sheet under the caption "Trust preferred securities," or other similar caption. In addition, appropriate disclosures about the preferred securities, the guarantee and the debentures will be included in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the preferred securities in our consolidated statements of income.

      Our future reports filed under the Securities Exchange Act of 1934 will include a footnote to the audited consolidated financial statements stating that:

      o     the trust is wholly owned;

      o the sole assets of the trust are the debentures, specifying the debentures' outstanding principal amount, interest rate and maturity date; and

      o our obligations described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the trust under the preferred securities.

      Under accounting rules of the SEC, we are not required to include separate financial statements of the trust in this prospectus because we will own all of the trust's voting securities, the trust has no independent operations and we guarantee the payments on the preferred securities to the extent described in this prospectus.

                                   MANAGEMENT

      Our directors and executive officers and their principal position(s) with us are shown in the table below. All of our directors are also directors of our bank. Our officers are elected annually by our board to serve for the terms provided in our By-laws.

Name                  Position(s)
----                  -----------
William V. Turner     Chairman of the Board of Great Southern Bank and Great
                        Southern Bancorp
Joseph W. Turner      President, Chief Executive Officer and Director of Great
                       Southern Bank and Great Southern Bancorp
William E. Barclay    Director
Larry D. Frazier      Director
Thomas J. Carlson     Director
Rex A. Copeland       Treasurer of Great Southern Bancorp, Senior Vice President
                        and Chief Financial Officer of Great Southern Bank
Steven G. Mitchem     Senior Vice President and Chief Lending Officer of Great
                        Southern Bank
Douglas W. Marrs      Vice President - Operations of Great Southern Bank
Larry A. Larimore     Secretary of Great Southern Bancorp, Secretary and Vice
                        President - Compliance Officer of Great Southern Bank

      William V. Turner, age 68, has served as the Chairman of the Board of our bank since 1974, Chief Executive Officer of our bank from 1974 to 2000, and President of our bank from 1974 to 1997. Mr. W. Turner has served in similar capacities with us since incorporation in 1989. Mr. W. Turner has also served as Chairman of the Board and President of Great Southern Financial Corporation, a subsidiary of our bank, since incorporation in 1974, Chairman of the Board and President of Appraisal Services, Inc., a subsidiary of our bank, since incorporation in 1976 and Chairman of the Board of Great Southern Capital Management, Inc., a subsidiary of our bank, since its formation in 1988. Mr. W. Turner is the father of Joseph W. Turner, who is a Director and the President and Chief Executive Officer of us and the bank.

      Joseph W. Turner, age 36, joined our bank in 1991 and became one of our officers in 1995. Mr. J. Turner became a Director in 1997 and currently serves as President and Chief Executive Officer of us and the bank. Prior to joining our bank, Mr. J. Turner was an attorney with the Kansas City, Missouri law firm of Stinson, Mag and Fizzell. Mr. J. Turner is the son of William V. Turner.

      William E. Barclay, age 71, was first elected a Director of our bank in 1975 and of us in 1989. Mr. Barclay is the founder and has served as President and/or Chairman of Auto-Magic Full Service Car Washes in Springfield, Missouri since 1962. Mr. Barclay also founded Barclay Love Oil Company in Springfield, Missouri in 1964 and founded a chain of Ye Ole Buggy Bath Self-Service Car Washes in Springfield, Missouri in 1978 and opened a Jiffy Lube franchise in Springfield, Missouri in 1987. None of these entities are affiliated with us.

      Larry D. Frazier, age 63, was first elected a Director of our bank and of us in May 1992. Mr. Frazier was elected a Director of Great Southern Financial Corporation, a subsidiary of our bank, in 1976, where he served until his election as Director of our bank and of us. Mr. Frazier is retired from

White River Valley Electric Cooperative in Branson, Missouri, where he served as President and Chief Executive Officer from 1975 to 1998. This entity is not affiliated with us.

      Thomas J. Carlson, age 48, was first appointed a Director of us in January, 2001. He is the co-owner of Carlson Gardner, Inc., a development company that has been in business since 1993. Mr. Carlson is also a shareholder of Woodco, Inc., a real estate construction company. He co-owns and is a member of Missouri Equity Partners, L.L.C. and Mid America Property Management, L.L.C. He is the President and Chief Executive Officer of Pointe Royale Development, Inc. and Resorts Management, Inc., both real estate development companies. Mr. Carlson serves on the Board of Directors of ITEC Attractions, Inc., which owns the IMAX Theater in Branson, Missouri. He also serves on the Board of Ozarks Counseling Center and The Kitchen, both not-for-profit organizations in Springfield, Missouri. Mr. Carlson, an attorney, is active in local political and civic affairs. He was a member of the Springfield City Council from 1983 to 1985, serving as Mayor Pro Tem from 1985 to 1987. He was Mayor of the City of Springfield from 1987 to 1993. Thereafter, he served on the Springfield-Branson Regional Airport Board. In 1997, he was again re-elected to the Springfield City Council. None of these entities are affiliated with us.

      Rex A. Copeland, age 36, is our Treasurer and Senior Vice President and Chief Financial Officer of our bank. He joined the bank in 2000 and is responsible for our financial functions, including the internal and external financial reporting of us and our subsidiaries. Mr. Copeland is a Certified Public Accountant. Prior to joining the bank, Mr. Copeland served other financial services companies. He was Accounting Director of a division of H&R Block from 1999 to 2000, Division Controller of Bank One Corporation from 1996 to 1999 and an auditor with Baird, Kurtz and Dobson, prior to that.

      Steven G. Mitchem, age 49, is Senior Vice President and Chief Lending Officer of our bank. He joined the bank in 1990 and is responsible for all lending activities of the bank. Prior to joining the bank, Mr. Mitchem was a Senior Bank Examiner for the Federal Deposit Insurance Corporation.

      Doug W. Marrs, age 43, is Vice President - Operations of our bank. He joined the bank in 1996 and is responsible for all operations functions of the bank. Prior to joining the bank, Mr. Marrs was a bank officer in the areas of operations and data processing at a competing $1 billion bank.

      Larry A. Larimore, age 60, is our Secretary and the Secretary, Vice President - Compliance Officer of our bank. He joined the bank in 1998 and is responsible for Compliance and Internal Audit for us and the bank. Prior to joining the bank, Mr. Larimore was a bank officer in the areas of lending, compliance and internal audit at a competing area bank from 1990 to 1998.

                            DESCRIPTION OF THE TRUST

      The trust is a statutory business trust formed pursuant to the Delaware Business Trust Act under a trust agreement executed by us, as depositor, and the trustees named in the trust agreement. A certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.

      The following discussion contains a description of the material terms of the trust agreement and is subject to, and is qualified in its entirety by reference to, the amended and restated trust agreement and the Trust Indenture Act. We urge prospective investors to read the form of amended and restated trust agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

      The holders of the preferred securities issued pursuant to the offering described in this prospectus will own all of the issued and outstanding preferred securities of the trust which have certain prior rights over the other securities of the trust. We will not initially own any of the preferred securities. We will acquire common securities in an amount equal to at least 3% of the total capital of the trust and will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the preferred securities, are called the trust securities.

      The trust exists exclusively for the purposes of:

      o     issuing and selling the preferred securities to the public for cash;

      o issuing and selling its common securities to us in exchange for our capitalization of the trust;

      o investing the proceeds from the sale of the trust securities in an equivalent amount of debentures; and

      o engaging in other activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to security holders, furnishing notices and other administrative tasks.

      The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the debentures. Other than with respect to the trust securities, we have agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.


      The number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with us. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will also initially be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, Wilmington Trust Company will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. See "Description of the Debentures" beginning on page 43 and "Description of the Guarantee" beginning on page 56. We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.


      The property trustee will hold the debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee will maintain exclusive control of a segregated non-interest-bearing "payment account" established with Wilmington Trust Company to hold all payments made on the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities. We will pay all fees and expenses related to the trust and the offering of the preferred securities, including the fees and expenses of the trustees.

                     DESCRIPTION OF THE PREFERRED SECURITIES


      The preferred securities will be issued pursuant to the trust agreement. For more information about the trust agreement, see "Description of the Trust" beginning on page 27. Wilmington Trust Company will act as property trustee for the preferred securities under the trust agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.


      The following discussion contains a description of the material provisions of the preferred securities and is subject to, and is qualified in its entirety by reference to, the trust agreement and the Trust Indenture Act. We urge prospective investors to read the form of amended and restated trust agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

      The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of 1,500,000 preferred securities to be sold to the public and 46,400 common securities which we will acquire. In the event the underwriters exercise the over-allotment option, the trust agreement authorizes the administrative trustees, on behalf of the trust, to issue an additional 225,000 preferred securities to the public and 7,000 common securities to us. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or to incur any indebtedness.


      The preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the preferred securities will be entitled to a preference over the common securities upon an event of default under the indenture with respect to distributions and amounts payable on redemption or liquidation. The preferred securities will rank equally, and payments on the preferred securities will be made proportionally, with the common securities, except as described under "-Subordination of Common Securities" beginning on page 34.

      The property trustee will hold legal title to the debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the preferred securities or liquidation of the trust, to the extent described under "Description of the Guarantee" beginning on page 56. The guarantee agreement does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.

Distributions

      Source of Distributions. The funds of the trust available for distribution to holders of the preferred securities will be limited to payments made under the debentures, which the trust will purchase with the proceeds from the sale of the trust securities. Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the preferred securities.

      Payment of Distributions. Distributions on the preferred securities will
be payable at the annual rate of        % of the $10 stated liquidation amount,
payable quarterly on March 31, June 30, September 30 and December 31 of each year, to the holders of the preferred securities on the relevant record dates. So long as the preferred securities are represented by a global security, as described below, the record date will be the business day immediately preceding the relevant distribution date. The first distribution date for the preferred securities will be June 30, 2001.


      Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date. When we use the term "business day," we mean any day other than a Saturday, a Sunday, a day on which banking institutions in New York, New York or Springfield, Missouri are authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.


      Extension Period. As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an "extension period." No extension period may extend beyond June 30, 2031 or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the preferred securities will also be deferred during any such extension period. Any deferred distributions under the preferred securities will accumulate additional amounts
at the annual rate of        %, compounded quarterly from the relevant
distribution date. The term "distributions" as used in this prospectus includes those accumulated amounts.

      During an extension period, we may not:


      o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock, or allow any of our direct or indirect subsidiaries to do the same with respect to their capital stock (except as required to permit our subsidiary to continue to qualify as a "real estate investment trust" under the United States Internal Revenue Code of 1986, as amended), other than the payment of dividends or distributions to us or to any of our direct or indirect subsidiaries;

      o make, or allow any of our direct or indirect subsidiaries to make, any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally, or junior to, the debentures;


      o make, or allow any of our direct or indirect subsidiaries to make, any guarantee payments with respect to any guarantee by us of any debt securities if the guarantee ranks equally with or junior to the debentures, other than payments under the guarantee; or

      o redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

      After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.

      We do not currently intend to exercise our right to defer distributions on the preferred securities by deferring the payment of interest on the debentures.

Redemption or Exchange

      General. Subject to the prior approval of the Federal Reserve, if required, we will have the right to redeem the debentures:

      o in whole at any time, or in part from time to time, on or after June 30, 2006;

      o at any time, in whole, within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

      o at any time, to the extent of any preferred securities we repurchase, plus a proportionate amount of the common securities we hold.

      Mandatory Redemption. Upon our repayment or redemption, in whole or in part, of any debentures, whether on June 30, 2031 or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days' nor more than 60 days' notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption. If less than all of the debentures are to be repaid or redeemed on a date of redemption, then the proceeds from such repayment or redemption will be allocated to redemption of preferred securities and common securities proportionately.


      Distribution of Debentures in Exchange for Preferred Securities. Upon prior approval of the Federal Reserve, if required by law or regulation, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the debentures to be distributed directly to the holders of trust securities in liquidation of the trust. See "-Liquidation Distribution Upon Termination" beginning on page 35.

      After the liquidation date fixed for any distribution of debentures in exchange for preferred securities:

      o     those trust securities will no longer be deemed to be outstanding;

      o certificates representing debentures in a principal amount equal to the liquidation amount of those preferred securities will be issued in exchange for the preferred securities certificates;

      o we will use our best efforts to include the debentures in the Nasdaq National Market or to list them on a national exchange;

      o any certificates representing trust securities that are not surrendered for exchange will be deemed to represent debentures with a principal amount equal to the liquidation amount of those preferred securities, accruing interest at the rate provided for in the debentures from the last distribution date on the preferred securities;

      o all rights of the trust security holders other than the right to receive debentures upon surrender of a certificate representing trust securities will terminate.

      We cannot assure you that the market prices for the preferred securities or the debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The preferred securities that an investor may purchase, or the debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the preferred securities.


      Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event. If a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, we will have the right to redeem the debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price. If one of these events occurs and we do not elect to redeem the debentures, or to dissolve the trust and cause the debentures to be distributed to holders of the trust securities, then the preferred securities will remain outstanding and additional interest may be payable on the debentures. See "Description of the Debentures-Redemption" on page 46.


      "Tax Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

      o interest payable by us on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

      o the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the debentures; or

      o the trust is, or will be within 90 days after the date of the opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.

      "Investment Company Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

      "Capital Treatment Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the preferred securities as Tier 1 capital for purposes of the current capital adequacy guidelines of the Federal Reserve, as a result of any amendment to any laws or any regulations.

      For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.


      Redemption of Debentures in Exchange for Preferred Securities We Repurchase. Upon prior approval of the Federal Reserve, if required, we will also have the right at any time, and from time to time, to redeem debentures in exchange for any preferred securities we may have repurchased in the market. If we elect to surrender any preferred securities beneficially owned by us in exchange for redemption of a like amount of debentures, we will also surrender a proportionate amount of common securities in exchange for debentures.


      The common securities we surrender will be in the same proportion to the preferred securities we surrender as is the ratio of common securities purchased by us to the preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the debentures redeemed in exchange will be canceled.

Redemption Procedures

      Preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the debentures. Redemptions of the preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, interest will cease to accumulate on the debentures called for redemption on and after the date of redemption.


      If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. See "Book-Entry Issuance" beginning on page
54. If the preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.

      If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next succeeding calendar year, payment of the interest will be made on the immediately preceding business day.


      If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price. See "Description of the Guarantee" beginning on page 56.


      Payment of the redemption price on the preferred securities and any distribution of debentures to holders of preferred securities will be made to the applicable recordholders as they appear on the register for the preferred securities on the relevant record date. As long as the preferred securities are represented by a global security, the record date will be the business day immediately preceding the date of redemption or liquidation date, as applicable.

      If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular preferred securities to be redeemed will be selected by the property trustee from the outstanding preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. This method may provide for the redemption of portions equal to $10 or an integral multiple of $10 of the liquidation amount of the preferred securities. The property trustee will promptly notify the registrar for the preferred securities in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount to be redeemed.

      Subject to applicable law, and if we are not exercising our right to defer interest payments on the debentures, we may, at any time, purchase outstanding preferred securities.

Subordination of Common Securities

      Payment of distributions on, and the redemption price of, the preferred securities and common securities of the trust will be made based on the liquidation amount of these securities. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or before that time, or in the case of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the preferred securities then due and payable.

      In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

      We will have the right at any time to dissolve, wind-up or terminate the trust and cause the debentures to be distributed to the holders of the preferred securities. This right is subject, however, to us receiving approval of the Federal Reserve, if required.

      In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:

      o     our bankruptcy, dissolution or liquidation;

      o the distribution of a like amount of the debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;


      o redemption of all of the preferred securities as described on page 31 under "-Redemption or Exchange-Mandatory Redemption;" or


      o     the entry of a court order for the dissolution of the trust.


      With the exception of a redemption as described on page 31 under "-Redemption or Exchange-Mandatory Redemption," if an early termination of the trust occurs, the trust will be liquidated by the administrative trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, debentures:


      o in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the trust securities;

      o with an interest rate identical to the distribution rate on the trust securities; and

      o with accrued and unpaid interest equal to accumulated and unpaid distributions on the trust securities.

      However, if the property trustee determines that the distribution is not practical, then the holders of trust securities will be entitled to receive, instead of debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the preferred securities. However, if an event of default under the indenture has occurred and is continuing, the preferred securities will have a priority over the common securities. See "-Subordination of Common Securities" beginning on page 34.

      Under current United States federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the debentures should not be a taxable event to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the preferred securities. See "Federal Income Tax Consequences-Receipt of Debentures or Cash Upon Liquidation of the Trust" on page 63 for more information regarding a taxable distribution.

      If we do not elect to redeem the debentures prior to maturity or to liquidate the trust and distribute the debentures to holders of the preferred securities, the preferred securities will remain outstanding until the repayment of the debentures. If we elect to dissolve the trust and thus cause the debentures to be distributed to holders of the preferred securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the debentures. See "Description of the Debentures-General" beginning on page 43.


Liquidation Value


      The amount of the liquidation distribution payable on the preferred securities in the event of any liquidation of the trust is $10 per preferred security plus accumulated and unpaid distributions to the date of payment, which may be in the form of a distribution of debentures having a liquidation value and accrued interest of an equal amount. See "-Liquidation Distribution upon Termination" beginning on page 35.


Events of Default; Notice

      Any one of the following events constitutes an event of default under the trust agreement with respect to the preferred securities:


      o the occurrence of an event of default under the indenture, see "Description of the Debentures-Debenture Events of Default" on page 50;


      o a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

      o a default by the trust in the payment of any redemption price of any of the trust securities when it becomes due and payable;

      o a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the previous two points, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

      o the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

      Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. The administrative trustees and we are required to file annually with the property trustee a certificate as to whether or not they or we are in compliance with all the conditions and covenants applicable to them under the trust agreement.


      If an event of default under the indenture has occurred and is continuing, the preferred securities will have preference over the common securities upon termination of the trust. See "-Subordination of Common Securities" beginning on page 34 and "-Liquidation Distribution Upon Termination" beginning on page 35. The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the debentures fail to accelerate the maturity thereof.


Removal of the Trustees


      Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee or the Delaware trustee. The holders of the preferred securities generally have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.


Co-Trustees and Separate Property Trustee


      Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case, these persons or entities will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.


Merger or Consolidation of Trustees

      Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust


      The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be deemed to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate or be replaced by another trust if the following conditions are met:


      o the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the preferred securities, or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to as "successor securities," so long as the successor securities rank the same in priority as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

      o we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the debentures;

      o the successor securities are included, listed or traded or will be included, listed or traded in or on any national securities exchange or other organization in or on which the preferred securities are then listed, if any;

      o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

      o the successor entity has a purpose substantially identical to that of the trust;

      o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

      o we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the debentures, the trust agreement and the expense agreement.

Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement


      Except as described below and under "Description of the Guarantee-Amendments" on page 57 and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the preferred securities will have no voting rights.


      The trust agreement may be amended from time to time by us, as holders of the common securities, and the trustees, without the consent of the holders of the preferred securities, in the following circumstances:

      o     with respect to acceptance of appointment by a successor trustee;

      o to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities; or

      o to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

      With the consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.

      As long as the property trustee holds any debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities:

      o direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the debentures;

      o     waive any past default that is waivable under the indenture;

      o exercise any right to rescind or annul a declaration that the principal of all the debentures will be due and payable; or

      o consent to any amendment or termination of the indenture or the debentures, where the property trustee's consent is required. However, where a consent under the indenture requires the consent of each holder of the affected debentures, no consent will be given by the property trustee without the prior consent of each holder of the preferred securities.


The trustees may not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify each holder of preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will continue to be classified as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes on account of the action.

      Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote to be given to each holder of record of trust securities.


      No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel its preferred securities in accordance with the trust agreement.

      Notwithstanding the fact that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any affiliate of ours or of any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Preferred Securities


      The preferred securities will be represented by one or more global preferred securities registered in the name of The Depository Trust Company, New York, New York, referred to below as DTC, or its nominee. A global preferred security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global preferred securities will be reflected in DTC participant account records through DTC's book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the preferred securities will be shown on, and transfers will be effected only through, records maintained by DTC participants. Except as described below, preferred securities in definitive form will not be issued in exchange for the global preferred securities. See "Book-Entry Issuance" beginning on page 54.


      No global preferred security may be exchanged for preferred securities registered in the names of persons other than DTC or its nominee unless:

      o DTC notifies the indenture trustee that it is unwilling or unable to continue as a depositary for the global preferred security and we are unable to locate a qualified successor depositary;

      o we execute and deliver to the indenture trustee a written order stating that we elect to terminate the book-entry system through DTC; or

      o there shall have occurred and be continuing an event of default under the indenture.

Any global preferred security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in the names as DTC shall direct. It is expected that the instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in the global preferred security. If preferred securities are issued in definitive form, the preferred securities will be in denominations of $10 and integral multiples of $10 and may be transferred or exchanged at the offices described below.

      Unless and until it is exchanged in whole or in part for the individual preferred securities represented thereby, a global preferred security may not be transferred, except as a whole, by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of the successor.


      Payments on global preferred securities will be made to DTC, as the depositary for the global preferred securities. If the preferred securities are issued in definitive form, distributions will be payable by check mailed to the address of record of the persons entitled to the distribution, and the transfer of the preferred securities will be registrable, and preferred securities will be exchangeable for preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. In addition, if the preferred securities are issued in definitive form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. For a description of the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" beginning on page 54.


      Upon the issuance of one or more global preferred securities, and the deposit of the global preferred security with or on behalf of DTC or its nominee, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by the global preferred security to the designated accounts of persons that participate in the DTC system. These participant accounts will be designated by the dealers, underwriters or agents selling the preferred securities. Ownership of beneficial interests in a global preferred security will be limited to persons or entities having an account with DTC or who may hold interests through participants. With respect to interests of any person or entity that is a DTC participant, ownership of beneficial interests in a global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. With respect to persons or entities who hold interests in a global preferred security through a participant, the interest and any transfer of the interest will be shown only on the participant's records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global preferred security.


      So long as DTC or another depositary, or its nominee, is the registered owner of the global preferred security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as described in this prospectus, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any preferred securities in definitive form and will not be considered the owners or holders of the preferred securities under the trust agreement.

      None of us, the property trustee, any paying agent or the securities registrar for the preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing the preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


      We expect that DTC or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a global preferred security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global preferred security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of the participants. See "Book-Entry Issuance" beginning on page 54.


Payment and Paying Agency

      Payments in respect of the preferred securities shall be made to DTC, which shall credit the relevant accounts of participants on the applicable distribution dates, or, if any of the preferred securities are not held by DTC, the payments shall be made by check mailed to the address of the holder as listed on the register of holders of the preferred securities. The paying agent for the preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the preferred securities may resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.

Registrar and Transfer Agent

      The property trustee will act as the registrar and the transfer agent for the preferred securities. Registration of transfers of preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of preferred securities after they have been called for redemption.

Information Concerning the Property Trustee

      The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

      o the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;


      o the trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes; and


      o the debentures will be treated as our indebtedness for federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.


      The administrative trustees are required to use their best efforts to maintain the inclusion of the preferred securities in the Nasdaq National Market or the listing of such preferred securities on a national securities exchange, but this requirement will not prevent us from redeeming all or a portion of the preferred securities in accordance with the trust agreement and the indenture.


      Holders of the preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.

                          DESCRIPTION OF THE DEBENTURES

      Concurrently with the issuance of the preferred securities, the trust will invest the proceeds from the sale of the trust securities in the debentures issued by us. The debentures will be issued as unsecured debt under the indenture between us and Wilmington Trust Company, as indenture trustee. The indenture will be qualified under the Trust Indenture Act.

      The following discussion is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

      The debentures will be limited in aggregate principal amount to $15,464,000 or $17,784,000 if the underwriters' over-allotment option is exercised in full. This amount represents the sum of the aggregate stated liquidation amounts of the trust securities. The debentures will bear interest
at the annual rate of      % of the principal amount. The interest will be
payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2001, to the person in whose name each debenture is registered at the close of business on the 15th day of the last month of the calendar quarter. It is anticipated that, until the liquidation, if any, of the trust, the debentures will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of interest will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount due
at the annual rate of     %, compounded quarterly.

      The debentures will mature on June 30, 2031, the stated maturity date. We may shorten this date once at any time to any date on or after June 30, 2006, subject to the prior approval of the Federal Reserve, if required by law or regulation.


      We will give notice to the indenture trustee and the holders of the debentures, no more than 180 days and no less than 30 days prior to the effectiveness of any change in the stated maturity date. We will not have the right to redeem the debentures from the trust until on or after June 30, 2006, except if (a) a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms are defined on pages 32 and 33, has occurred, or (b) we repurchase preferred securities in the market, in which case we can elect to redeem debentures specifically in exchange for a like amount of preferred securities owned by us plus a proportionate amount of common securities.

      The debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debentures should look only to our assets for payment. The indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt, except in limited circumstances. See "-Subordination" beginning on page 47 and "-Miscellaneous" beginning on page 53.


      The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the debentures.

Option to Extend Interest Payment Period

      As long as no event of default under the indenture has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the debentures or end on a date other than a date interest is normally due. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest thereon at the annual rate of %, compounded quarterly. During an extension period, interest will continue to accrue and holders of debentures, or the holders of preferred securities if they are then outstanding, will be required to accrue and recognize as income for federal income tax purposes the accrued but unpaid interest amounts in the year in which such amounts accrued. See "Federal Income Tax Consequences" beginning on page 60.


      During an extension period, we may not:

      o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock, or allow any of our direct or indirect subsidiaries to do the same with respect to their capital stock (except as required to permit our subsidiary to continue to qualify as a "real estate investment trust" under the United States Internal Revenue Code of 1986, as amended), other than payment of dividends or distributions to us or to any of our direct or indirect subsidiaries;

      o make, or allow any of our subsidiaries to make, any payment of principal, interest or premium on, or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debentures;


      o make, or allow any of our subsidiaries to make, any guarantee payments with respect to any guarantee by us of any debt securities if the guarantee ranks equally with or junior to the debentures, other than payments under the guarantee relating to the preferred securities; or


      o redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

      Prior to the termination of any extension period, so long as no event of default under the indenture is continuing, we may further defer the payment of interest subject to the above stated requirements. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period at any time. We do not currently intend to exercise our right to defer payments of interest on the debentures.

      We must give the property trustee, the administrative trustees and the indenture trustee notice of our election of an extension period at least two business days prior to the earlier of (a) the next date on which distributions on the trust securities would have been payable except for the election to begin an extension period, or (b) the date we are required to give notice of the record date, or the date the distributions are payable, to the Nasdaq National Market, or other applicable self-regulatory organization, or to holders of the preferred securities, but in any event at least one business day prior to the record date.

      Other than as described above, there is no limitation on the number of times that we may elect to begin an extension period.

Additional Sums to be Paid as a Result of Additional Taxes

      If the trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of the occurrence of a Tax Event, we will pay as additional interest on the debentures any amounts which may be required so that the net amounts received and retained by the trust after paying any additional taxes, duties, assessments or other governmental charges will not be less than the amounts the trust would have received had the additional taxes, duties, assessments or other governmental charges not been imposed.

Redemption

      Subject to prior approval of the Federal Reserve, if required by law or regulation, we may redeem the debentures prior to maturity:

      o on or after June 30, 2006, in whole at any time or in part from time to time;

      o in whole at any time within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event; or

      o at any time, to the extent of any preferred securities we purchase, plus a proportionate amount of the common securities we hold.

      In each case we will pay a redemption price equal to the accrued and unpaid interest on the debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the redeemed debentures.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Redemption of less than all outstanding debentures must be effected proportionately, by lot or in any other manner deemed to be fair and appropriate by the indenture trustee. Unless we default in payment of the redemption price for the debentures, on and after the redemption date interest will no longer accrue on the debentures or the portions of the debentures called for redemption.

      The debentures will not be subject to any sinking fund.

Distribution Upon Liquidation


      As described beginning on page 35 under "Description of the Preferred Securities -Liquidation Distribution Upon Termination," under certain circumstances and with the Federal Reserve's approval, the debentures may be distributed to the holders of the preferred securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust. If this occurs, we will use our best efforts to include the debentures in the Nasdaq National Market or to list them on another stock exchange or national quotation system in or on which the preferred securities are then included or listed, if any. There can be no assurance as to the market price of any debentures that may be distributed to the holders of preferred securities.

Restrictions on Payments

      We are restricted from making certain payments, as described below, if we have chosen to defer payment of interest on the debentures, if an event of default has occurred and is continuing under the indenture, or if we are in default with respect to our obligations under the guarantee.

      If any of these events occur, we will not:

      o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock, or allow any of our direct or indirect subsidiaries to do the same with respect to their capital stock (except as required to permit our subsidiary to continue to qualify as a "real estate investment trust" under the United States Internal Revenue Code of 1986, as amended), other than payment of dividends or distributions to us or to any of our direct or indirect subsidiaries;

      o make, or allow any of our subsidiaries to make, any payment of principal, interest or premium on, or repay or repurchase or redeem any of our debt securities that rank equally with or junior to the debentures;


      o make, or allow any of our subsidiaries to make, any guarantee payments with respect to any guarantee by us of any debt securities if the guarantee ranks equally with or junior to the debentures, other than payments under the guarantee relating to the preferred securities; or


      o redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

Subordination

      The debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined below. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.

      If the maturity of any debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the debentures will be entitled to receive or retain any principal or interest payments on the debentures.

      No payments of principal or interest on the debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

      The term "debt" means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

      o     every obligation of the person for money borrowed;


      o every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;


      o every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

      o every obligation of the person issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

      o     every capital lease obligation of the person; and

      o every obligation of the type referred to in the first five points of another person and all dividends of another person the payment of which, in either case, the first person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

      The term "senior debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt, whether incurred on or prior to the date of the indenture or incurred after the date. However, senior debt will not be deemed to include:

      o any debt where it is provided in the instrument creating the debt that the obligations are not superior in right of payment to the debentures or to other debt which is equal with, or subordinated to, the debentures;

      o any of our debt that when incurred and without regard to any election under the federal bankruptcy laws, was without recourse to us;

      o     any debt to any of our employees;

      o any debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

      o     debt which constitutes subordinated debt.

      The term "subordinated debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt. Subordinated debt includes debt incurred on or prior to the date of the indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other debt of ours, other than the debentures. However, subordinated debt will not be deemed to include:

      o any of our debt which when incurred and without regard to any election under the federal bankruptcy laws was without recourse to us;

      o     any debt to any of our employees;

      o any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

      o     debt which constitutes senior debt; and

      o any debt of ours under debt securities, and guarantees in respect of these debt securities, initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing subsidiary in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for "Tier 1" capital treatment.

      We expect from time to time to incur additional indebtedness, and there is no limitation under the indenture on the amount we may incur. We had consolidated senior and subordinated debt of $17.8 million outstanding principal amount at December 31, 2000. Although a portion of these amounts is expected to be repaid with a portion of the proceeds from the sale of the debentures, we expect to incur additional senior or subordinated debt in the future.

Payment and Paying Agents

      Generally, payment of principal of and interest on the debentures will be made at the office of the indenture trustee in Wilmington, Delaware. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on debentures will be made to the person in whose name the debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

      Any moneys deposited with the indenture trustee or any paying agent for the debentures, or then held by us in trust, for the payment of the principal of or interest on the debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us on June 30 of each year. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the debenture will thereafter look, as a general unsecured creditor, only to us for payment.

Registrar and Transfer Agent

      The indenture trustee will act as the registrar and the transfer agent for the debentures. Debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in Wilmington, Delaware, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the debentures.

      If we redeem any of the debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of or exchange any debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion not to be redeemed.

Modification of Indenture

      We and the indenture trustee may, from time to time without the consent of the holders of the debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debentures. However, without the consent of the holder of each outstanding debenture affected by the proposed modification, no modification may:

      o     extend the maturity date of the debentures; or

      o reduce the principal amount or the rate or extend the time of payment of interest; or

      o reduce the percentage of principal amount of debentures required to amend the indenture.

      As long as any of the preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities.

Debenture Events of Default

      The indenture provides that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:

      o our failure to pay any interest on the debentures for 30 days after the due date, except where we have properly deferred the interest payment;

      o our failure to pay any principal on the debentures when due whether at maturity, upon redemption or otherwise;

      o our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures; or

      o our bankruptcy, insolvency or reorganization or dissolution of the trust, except for certain transactions specifically permitted by the trust agreement.


      The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the debentures may rescind and annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the debentures which has become due solely by the acceleration. Should the holders of the debentures fail to annul the declaration and waive the default, the holders of at least a majority in aggregate liquidation amount of the preferred securities will have this right.


      If an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

      We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

Enforcement of Certain Rights by Holders of the Preferred Securities

      If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the debentures on the date on which the payment is due and payable, then a holder of preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.


      The holders of the preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there has been an event of default under the trust agreement. See "Description of the Preferred Securities-Events of Default; Notice" beginning on page 36.

Consolidation, Merger, Sale of Assets and Other Transactions

      We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

      o if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under the guarantee, to the extent the preferred securities are then outstanding;

      o immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

      o     other conditions as prescribed in the indenture are met.


      Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See "Description of the Preferred Securities-Mergers, Consolidations, Amalgamations or Replacements of the Trust" on page 38.


Satisfaction and Discharge

      The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all debentures not previously delivered to the indenture trustee for cancellation:


      o     have become due and payable; or

      o will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due on the stated maturity or redemption date, as the case may be.


      We may still be required to provide officers' certificates, opinions of counsel and pay fees and expenses due after these events occur.

Governing Law

      The indenture and the debentures will be governed by and construed in accordance with New York law.

Information Concerning the Indenture Trustee

      The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

      We have agreed, pursuant to the indenture, for so long as preferred securities remain outstanding:

      o to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

      o not to voluntarily terminate, wind up or liquidate the trust without prior approval of the Federal Reserve, if required by law or regulation;

      o to use our reasonable efforts to cause the trust (a) to remain a business trust and to avoid involuntary termination, winding up or liquidation, except in connection with a distribution of debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes;

      o to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the debentures;

      o to use our best efforts to maintain the eligibility of the preferred securities for inclusion, quotation or listing in the Nasdaq National Market or on any national securities exchange or other organization for as long as the preferred securities are outstanding;


      o not to issue or incur, directly or indirectly, any additional indebtedness in connection with the issuance of additional trust preferred securities that are senior in right of payment to the debentures; and

      o not to issue or incur, directly or indirectly, any additional indebtedness related to the issuance of additional trust preferred securities that rank equal in right of payment with the debentures unless:

            o the pro forma sum of all outstanding debt issued by us or any of our subsidiaries in connection with any trust preferred securities issued by any of our finance subsidiaries, including the debentures and the maximum liquidation amount of the additional trust preferred securities that we or our finance subsidiary is then issuing, plus our total long term debt, excluding any long term debt which, by its terms, is expressly stated to be junior and subordinate to the debentures, is less than 60 percent of


            o the sum of our common and preferred stockholders' equity, plus any long term debt which, by its terms, is expressly stated to be junior and subordinate to the debentures, in each case on a consolidated basis at the time of issuance.


                               BOOK-ENTRY ISSUANCE

General

      DTC will act as securities depositary for the preferred securities and may act as securities depositary for all of the debentures in the event of the distribution of the debentures to the holders of preferred securities. Except as described below, the preferred securities will be issued only as registered securities in the name of Cede & Co., as DTC's nominee. One or more global preferred securities will be issued for the preferred securities and will be deposited with DTC.

      DTC is a limited purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Purchases of preferred securities within the DTC system must be made by or through direct participants, which will receive a credit for the preferred securities on DTC's records. The ownership interest of each actual purchaser of each preferred security is in turn to be recorded on the direct and indirect participants' records. These beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities. Transfers of ownership interests in the preferred securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in preferred securities, except if use of the book-entry-only system for the preferred securities is discontinued.

      DTC will have no knowledge of the actual beneficial owners of the preferred securities; DTC's records reflect only the identity of the direct participants to whose accounts the preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we and the trust assume no responsibility for the accuracy thereof. Neither we nor the trust have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices will be sent to Cede & Co. as the registered holder of the preferred securities. If less than all of the preferred securities are being redeemed, the amount to be redeemed will be determined in accordance with the trust agreement.

      Although voting with respect to the preferred securities is limited to the holders of record of the preferred securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred securities are credited on the record date.

Distribution of Funds

      The property trustee will make distribution payments on the preferred securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the property trustee, the trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the property trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositaries and Termination of Book-Entry System

      DTC may discontinue providing its services with respect to any of the preferred securities at any time by giving reasonable notice to the property trustee or us. If no successor securities depositary is obtained, definitive certificates representing the preferred securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC or a successor depositary. After an event of default under the indenture, the holders of a majority in liquidation amount of preferred securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the preferred securities will be printed and delivered.

                          DESCRIPTION OF THE GUARANTEE

      The preferred securities guarantee agreement will be executed and delivered by us concurrently with the issuance of the preferred securities for the benefit of the holders of the preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, the guarantee trustee, will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold the guarantee for the benefit of the holders of the preferred securities.

      The following discussion contains a description of the material provisions of the guarantee and is subject to, and is qualified in its entirety by reference to, the guarantee agreement and the Trust Indenture Act. We urge prospective investors to read the form of the guarantee agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

      We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreement, the guarantee payments, as defined below, to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

      The following payments with respect to the preferred securities are called the "guarantee payments" and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:

      o any accumulated and unpaid distributions required to be paid on the preferred securities;

      o with respect to any preferred securities called for redemption, the redemption price; and

      o upon a voluntary or involuntary dissolution, winding up or termination of the trust, other than in connection with the distribution of debentures to the holders of preferred securities in exchange for preferred securities, the lesser of:

            (a)   the amount of the liquidation distribution; and

            (b) the amount of assets of the trust remaining available for distribution to holders of preferred securities in liquidation of the trust.

      We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

      The guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the preferred securities.

Status of the Guarantee

      The guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently and, except in certain circumstances, neither the indenture nor the trust agreement limits the amounts of senior and subordinated debt that we may incur.


      The guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.


      The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the debentures to the holders of the preferred securities. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.

Amendments


      Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred securities, in which case no vote will be required, the guarantee may be amended only with the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding preferred securities. See "Description of the Preferred Securities-Voting Rights; Amendment of Trust Agreement" beginning on page 39.


Events of Default; Remedies


      An event of default under the guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the guarantee.


      Any holder of preferred securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

      We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement.

Termination of the Guarantee

      The guarantee will terminate and be of no further force and effect upon:

      o     full payment of the redemption price of the preferred securities;

      o     full payment of the amounts payable upon liquidation of the trust;
            or

      o distribution of the debentures to the holders of the preferred securities.

      If at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or the guarantee, the guarantee will continue to be effective or will be reinstated with respect to such amounts.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Expense Agreement


      We will, pursuant to the Agreement as to Expenses and Liabilities entered into by us and the trust, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.


Governing Law

      The guarantee will be governed by New York law.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

      We irrevocably guarantee, as and to the extent described in this prospectus, payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of these amounts. We and the trust believe that, taken together, our obligations under the debentures, the indenture, the trust agreement, the expense agreement and the guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities.

      If and to the extent that we do not make payments on the debentures, the trust will not pay distributions or other amounts due on the preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay the distributions. In this event, the remedy of a holder of preferred securities is to institute a legal proceeding directly against us for enforcement of payment of the distributions to the holder. Our obligations under the guarantee are subordinated and junior in right of payment to all of our other indebtedness.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the debentures, these payments will be sufficient to cover distributions and other payments due on the preferred securities, primarily because:

      o the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

      o the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

      o we will pay for any and all costs, expenses and liabilities of the trust, except the obligations of the trust to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities; and

      o the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Enforcement Rights of Holders of Preferred Securities

      A holder of any preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person. A default or event of default under any of our senior or subordinated debt would not constitute a default or event of default under the trust agreement. In the event, however, of payment defaults under, or acceleration of, our senior or subordinated debt, the subordination provisions of the indenture provide that no payments may be made in respect of the debentures until the obligations have been paid in full or any payment default has been cured or waived. Failure to make required payments on the debentures would constitute an event of default under the trust agreement.

Limited Purpose of the Trust

      The preferred securities evidence preferred undivided beneficial interests in the assets of the trust. The trust exists for the exclusive purposes of issuing the trust securities, investing the proceeds thereof in debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a preferred security and the rights of a holder of a debenture is that a holder of a debenture is entitled to receive from us the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the trust, or from us under the guarantee agreement, if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination


      Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the debentures, the holders of the preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of the Preferred Securities-Liquidation Distribution Upon Termination" beginning on page 35.


      Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debentures, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust other than the obligations of the trust to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the debentures relative to our other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      In the opinion of Silver, Freedman & Taff, L.L.P., special federal income tax counsel to us and the trust, the following describes the material federal income tax consequences of the purchase, ownership and disposition of a preferred security.

      This summary addresses only the tax consequences to a person that acquires a preferred security on its original issuance at its original offering price and that holds the preferred security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of a preferred security and does not address the tax consequences to holders subject to special tax treatment, for example banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold a preferred security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment. This summary does not include any description of any alternative minimum tax consequences or other collateral tax consequences or discuss the tax laws of any state or local government or of any foreign government that may apply to the purchasing, owning or disposing of a preferred security. This discussion is addressed to a "U.S. Holder," which is defined as a beneficial owner of a preferred security that, for federal income tax purposes, is, or is treated as:

      o     a citizen or individual resident of the United States;

      o a corporation or partnership, or entity treated for federal income tax purposes as a corporation or partnership, created or organized in or under the laws of the United States or any state, including the District of Columbia, or other political subdivision thereof;

      o an estate the income of which is includible in gross income for federal income tax purposes without regard to its source; or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

      This summary does not address the special consequences to a non U.S. Holder who acquires a preferred security. For purposes of this discussion, a "Non U.S. Holder" generally is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for federal income tax purposes.

      This summary does not address the tax consequences to any stockholder, partner or beneficiary of a holder of a preferred security. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Silver, Freedman & Taff, L.L.P. is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described in this offering memorandum. We can give no assurance that the opinions expressed will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

      Prospective investors are advised to consult with their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the preferred securities, including the tax consequences under state, local, foreign, and other tax laws and possible effects of changes in such tax laws.

Classification of the Debentures

      We intend to take the position that the debentures will be classified for federal income tax purposes as our indebtedness. We, together with the trust and the holders of the preferred securities agree to treat the debentures as our indebtedness for all federal income tax purposes and, by acceptance of the preferred securities treat such preferred securities as evidence of an indirect beneficial ownership interest in the debentures. We cannot be sure, however, that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the debentures will be classified as our indebtedness for federal income tax purposes.

Classification of the Trust

      In connection with the issuance of the preferred securities, Silver, Freedman & Taff, L.L.P. will render its opinion that, under then current law and assuming full compliance with the terms of the trust agreement and the indenture, and certain other documents, and based on certain facts and assumptions contained in that opinion, the trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, the trust will not be subject to federal income tax, and each holder of a preferred security will be treated as owning an undivided beneficial interest in the preferred securities and in the underlying debentures and will be required to include in its gross income any interest, or original issue discount ("OID") accrued, with respect to its allocable share of the debentures.

Interest Income and Original Issue Discount

      Under the indenture, we have the right to defer the payment of interest on the debentures at any time or from time to time for one or more deferral periods not exceeding twenty (20) consecutive quarterly periods each, provided that no deferral period shall end on a date other than an interest payment date or extend beyond June 30, 2031. By reason of that right, the applicable Treasury regulations will subject the debentures to the rules in the Code and Treasury regulations on debt instruments issued with OID, unless the indenture or debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood that we would exercise our option to defer payments of interest is remote since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, we intend to take the position that the debentures will not be considered to be issued with OID by reason of the deferral option alone and, accordingly, stated interest on the debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting for federal income tax consequences.

      Under the applicable Treasury regulations, if we were to exercise our option to defer payments of interest, the debentures would at that time be treated as reissued with OID, and all stated interest on the debentures would thereafter be treated as OID for so long as the debentures remain outstanding. If this occurred, all of a holder's interest income with respect to the debentures would thereafter be accounted for on an economic accrual basis, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of a preferred security would be required to include OID in gross income even though we would not make actual cash payments during a deferral period. The amount of such includible OID could be significant. Also, under the Treasury regulations, if the exercise of the option to defer the payment of interest were determined not to be remote, the debentures would be treated as having been originally issued with OID. In such event, a holder would be required to include in gross income an amount equal to the sum of the daily portions of OID for each day during the taxable year on which such holder held the preferred securities. Regardless of such holder's method of tax accounting, a holder would be required to include OID as ordinary income, over the term of the preferred securities, on a truly economic accrual basis and actual cash payments of interest on the debenture would not be separately includible in gross income. It is possible that the IRS could take a position contrary to the interpretation described in this prospectus.

      Because income on the preferred securities will constitute interest or OID, corporate holders of the preferred securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the preferred securities.

Receipt of  Debentures or Cash upon Liquidation of the Trust

      We will have the right at any time to liquidate the trust and cause the debentures to be distributed to the holders of the preferred securities. Under current law, the liquidation of the trust and the distribution of the debentures to preferred security holders, for federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis in the debentures received by such holder would be equal to the holder's aggregate tax basis in its preferred securities surrendered. A holder's holding period in the debentures received in liquidation of the trust would be the same as the holding period that the holder had in the preferred securities surrendered.

      The debentures may be redeemed for cash, and the proceeds of that prepayment would be distributed to holders in redemption of their preferred securities. Under current law, that redemption would constitute, for federal income tax purposes, a taxable disposition of the redeemed preferred securities, the tax consequences of which are described below under "-Sales or Redemptions of Preferred Securities."

Sales or Redemptions of Preferred Securities

      On a sale or redemption of a preferred security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the preferred security and the amount realized on the sale or redemption of that preferred security. If the rules regarding OID do not apply, a holder's adjusted tax basis in a preferred security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder's basis will be increased by any accrued but unpaid interest. If the rules regarding OID apply, a holder's adjusted tax basis in a preferred security generally will be its initial purchase price increased by any OID previously included in the holder's gross income to the date of disposition and decreased by any payments received with respect to OID on the preferred security. Gain or loss recognized on a sale or redemption of a preferred security will be capital gain or loss. Capital gain recognized by an individual in respect of a preferred security held for more than one year as of the date of sale or redemption is subject to a maximum United States federal income tax rate of twenty percent.

      The preferred securities may trade at a price that discounts any accrued but unpaid interest, or OID, on the debentures. A holder who disposes of a preferred security between distribution payment dates will be required to include in its taxable income for United States federal income tax purposes (1) any portion of the income realized that is attributable to the accrued but unpaid interest, to the extent not previously included in income or (2) any amount of OID that has accrued on its pro rata share of the underlying debentures during the taxable year of sale through the date of disposition. Any such income inclusion will increase a holder's adjusted tax basis in the disposed preferred securities. To the extent that the amount realized in the sale is less than the holder's adjusted tax basis in the preferred securities sold, a holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

Possible Tax Law Changes

      In recent years there have been legislative proposals which, if enacted, could have adversely affected our ability to deduct interest paid on the debentures. These proposals were not enacted. There can be no assurance, however, that legislation enacted after the date of this prospectus will not adversely affect our ability to deduct the interest payable on the debentures. Consequently, there can be no assurance that a Tax Event will not occur.

Backup Withholding Tax and Information Reporting

      The amount of interest, including OID, accrued on preferred securities held of record by a United States person, other than a corporation and other exempt holders, will be reported to the IRS. "Backup" withholding at a rate of thirty-one percent will apply to payments of interest to a non-exempt United States person unless such holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

      Payment of the proceeds from the disposition of preferred securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

      Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

      It is anticipated that income on preferred securities for a calendar year will be reported to holders on Form 1099, or any successor form, and mailed to holders of preferred securities by the following January 31.

The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. You should consult your tax adviser with respect to the tax consequences to you of the purchase, ownership and disposition of a preferred security, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

      We and certain of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of
Section 4975 of the Code with respect to many employee benefit plans that are subject to ERISA. The purchase of the preferred securities by a plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code and with respect to which either we, or any affiliate of ours, is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the preferred securities are acquired pursuant to and in accordance with an applicable exemption.

      Any plan fiduciary considering whether to purchase or hold any preferred securities on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the prohibited transaction provisions of the Code to such investment. Among other things, before purchasing any preferred securities, a fiduciary of a plan that is subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or to the prohibited transaction provisions of the Code should make its own determination as to its compliance with such applicable provisions, together with the availability, if needed, of the exemptive relief provided in an exemption.

      In addition, a plan fiduciary considering the purchase of preferred securities should be aware that the assets of the trust may be considered "plan assets" for ERISA purposes. In such event, any persons exercising discretion with respect to the debentures may become fiduciaries, parties in interest or disqualified persons with respect to an investing plan. Accordingly, each investing plan, by purchasing the preferred securities, will be deemed to have directed the trust to invest in the debentures, consented to the appointment of the property trustee, and made its own determination as to the plan's compliance with the applicable provisions of the Code and ERISA, insofar as they relate to persons exercising discretion with respect to the preferred securities.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement among us, the trust and the underwriters named below, for whom Stifel, Nicolaus & Company, Incorporated and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, are acting as representatives, the underwriters have severally agreed to purchase from the trust, and the trust has agreed to sell to them, an aggregate of 1,500,000 preferred securities in the amounts set forth below opposite their names.

                                                             Number of Preferred
            Underwriters                                         Securities
--------------------------------------------------           -------------------

Stifel, Nicolaus & Company, Incorporated .........
Dain Rauscher Incorporated .......................
                                                                  ---------
Total ............................................                1,500,000
                                                                  =========

      Under the terms and conditions of the underwriting agreement, the underwriters are committed to accept and pay for all of the preferred securities, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or, in certain cases, the underwriting agreement may be terminated. In the underwriting agreement, the obligations of the underwriters are subject to approval of certain legal matters by their counsel, including the authorization and the validity of the preferred securities, and to other conditions contained in the underwriting agreement, such as receipt by the underwriters of officers' certificates and legal opinions.

      The underwriters propose to offer the preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain securities dealers (who may include the underwriters)
at this price, less a concession not in excess of $     per preferred security.
The underwriters may allow, and the selected dealers may reallow, a concession
not in excess of $     per preferred security to certain brokers and dealers.
After the preferred securities are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the underwriters.

      The trust has granted to the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to 225,000 additional preferred securities at the same price per preferred security as set forth in the table below. If the underwriters purchase any of the additional preferred securities under this option, each underwriter will be committed to purchase the additional shares in approximately the same proportion allocated to them in the table above. The underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the preferred securities being offered.

      If the underwriters exercise their option to purchase additional preferred securities, the trust will issue and sell to us additional common securities, and we will issue and sell to the trust, debentures in an aggregate principal amount equal to the total aggregate liquidation amount of the additional preferred securities being purchased under the option and the additional common securities sold to us.


      The table below shows the price and proceeds on a per preferred security and aggregate basis. The proceeds to be received by the trust, as shown in the table below, do not reflect estimated expenses payable by us. See "Use of Proceeds" on page 23.


                                                               Per Preferred                       Total with
                                                                  Security         Total         Over-allotment
                                                               -------------     -----------     --------------
Public offering price......................................        $10.00        $15,000,000       $17,250,000
Proceeds, before expenses, to the trust....................        $10.00        $15,000,000       $17,250,000
Underwriting commission....................................        $             $                 $
Net proceeds to Great Southern Bancorp, Inc................        $             $                 $

      The offering of the preferred securities is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of the preferred securities.

      We and the trust have agreed to indemnify the underwriters against several liabilities, including liabilities under the Securities Act of 1933.

      We have applied to have the preferred securities designated for inclusion in the Nasdaq National Market under the symbol "GSBCP," and trading is expected to commence on or prior to delivery of the preferred securities. The representatives have advised the trust that they presently intend to make a market in the preferred securities after the commencement of trading in Nasdaq. However, no assurances can be made as to the liquidity of the preferred securities or that an active and liquid market will develop or, if developed, that the market will continue. The offering price and distribution rate have been determined by negotiations between the underwriters and us, and the offering price of the preferred securities may not be indicative of the market price following the offering. The representatives will have no obligation to make a market in the preferred securities, however, and may cease market-making activities, if commenced, at any time.

      In connection with the offering, the underwriters may engage in transactions that are intended to stabilize, maintain or otherwise affect the price of the preferred securities during and after the offering, such as the following:

      o the underwriters may over-allot or otherwise create a short position in the preferred securities for their own account by selling more preferred securities than have been sold to them;

      o the underwriters may elect to cover any short position by purchasing preferred securities in the open market or by exercising the over-allotment option;

      o the underwriters may stabilize or maintain the price of the preferred securities by bidding;

      o     the underwriters may engage in passive market making transactions;
            and

      o the underwriters may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in this offering are reclaimed if preferred securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise.

      The effect of these transactions may be to stabilize or maintain the market price at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the preferred securities to the extent that it discourages resales. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected in the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.



      Because the National Association of Securities Dealers, Inc. may view the preferred securities as interests in a direct participation program, the offer and sale of the preferred securities is being made in compliance with the provisions of Rule 2810 under the NASD Conduct Rules.

      Certain of the underwriters and their affiliates have, from time to time, performed investment banking and other services for us in the ordinary course of business and have received fees from us for their services. In addition, we have an existing margin account with Dain Rauscher Wessels through which we have purchased from time to time marketable equity securities. This account is maintained by us in the ordinary course of our business and has substantially the same terms, including interest rates and collateral requirements as those prevailing for comparable margin accounts held by other persons with Dain Rauscher.

                                  LEGAL MATTERS

      Certain legal matters, including matters relating to federal income tax considerations, for Great Southern Bancorp and the trust will be passed upon by Silver, Freedman & Taff, L.L.P., Washington, D.C., counsel to Great Southern Bancorp and the trust. Certain legal matters will be passed upon for the underwriters by Bryan Cave LLP, St. Louis, Missouri. Silver, Freedman & Taff, L.L.P. and Bryan Cave LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law.

                                     EXPERTS

      The consolidated financial statements of Great Southern Bancorp as of and for the year ended December 31, 2000, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Baird, Kurtz and Dobson, independent public accountants, as stated in their report dated February 2, 2001. These consolidated financial statements are incorporated by reference in this prospectus in reliance on their report dated February 2, 2001, given on the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN GET MORE INFORMATION

      This prospectus is a part of a Registration Statement on Form S-3 filed by us and the trust with the SEC under the Securities Act, with respect to the preferred securities, the debentures and the guarantee. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

      We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

      The trust is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934 and, although the trust will become subject to such requirements upon the effectiveness of the registration statement, it is not expected that the trust will file separate reports under the Exchange Act.

      Each holder of the trust securities will receive a copy of our annual report at the same time as we furnish the annual report to the holders of our common stock.

                       DOCUMENTS INCORPORATED BY REFERENCE


      We "incorporate by reference" into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 29, 2001.


      We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold.

      You may request, and we will provide, a copy of these filings at no cost by contacting Rex A. Copeland, our Treasurer, at the following address and phone number:

                          Great Southern Bancorp, Inc.
                          P.O. Box 9009
                          Springfield, MO 65808
                          (417) 887-4400

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Prospectus Summary .......................................................     1
Selected Consolidated Financial Data .....................................     7
Risk Factors .............................................................     9
Special Note Regarding Forward-Looking
    Statements ...........................................................    19
Summary of Recent Developments ...........................................    20
Use of Proceeds ..........................................................    23
Capitalization ...........................................................    24
Accounting and Regulatory Treatment ......................................    25
Management ...............................................................    26
Description of the Trust .................................................    27
Description of the Preferred Securities ..................................    29
Description of the Debentures ............................................    43
Book-Entry Issuance ......................................................    54
Description of the Guarantee .............................................    56
Relationship among the Preferred Securities,
    the Debentures and the Guarantee .....................................    59
Federal Income Tax Consequences ..........................................    60
ERISA Considerations .....................................................    64
Underwriting .............................................................    65
Legal Matters ............................................................    67
Experts ..................................................................    67
Where You Can Get More Information .......................................    68
Documents Incorporated by Reference ......................................    68


o You should only rely on the information contained or incorporated by reference in this prospectus. We have not, and our underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

o We are not, and our underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

o You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.

o This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

================================================================================

================================================================================

                         1,500,000 Preferred Securities

                                 GREAT SOUTHERN
                                 CAPITAL TRUST I

                               % Cumulative Trust
                              Preferred Securities

                           (Liquidation Amount $10 per
                               Preferred Security)

                     Fully, irrevocably and unconditionally
                     guaranteed on a subordinated basis, as
                        described in this prospectus, by

                      [LOGO] GREAT SOUTHERN BANCORP, INC.

                   ------------------------------------------

                                   $15,000,000
                            % Subordinated Debentures
                                       of

                                 GREAT SOUTHERN
                                  BANCORP, INC.

                   ------------------------------------------


                                   Prospectus
                                             , 2001


                   ------------------------------------------

                           Stifel, Nicolaus & Company
                                  Incorporated

                              Dain Rauscher Wessels

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of such expenses will be paid by Great Southern Bancorp, Inc. All amounts shown are estimates, except the SEC registration fee and the NASD and the Nasdaq National Market filing fees:

SEC registration fee .......................................            $  4,313
NASD filing fee ............................................               2,225
Nasdaq National Market filing fee ..........................              38,750
Trustees' fees and expenses ................................              17,500
Printing and mailing expenses ..............................              40,000
Fees and expenses of counsel ...............................             125,000
Accounting and related expenses ............................              10,000
Blue Sky fees and expenses .................................               2,500
Miscellaneous ..............................................               9,712
                                                                        --------
         Total .............................................            $250,000
                                                                        ========

Item 15. Indemnification of Directors and Officers.

      In accordance with the General Corporation Law of the State of Delaware, Articles Eleventh and Twelfth of Great Southern Bancorp's Certificate of Incorporation provide as follows:

            ELEVENTH:

            A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            C. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

            D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

            E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      TWELFTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

      Unless ordered by a court, indemnification of directors and officers may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

      Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

      Under a directors' and officers' liability insurance policy, directors and officers of the Great Southern Bancorp are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

      Under the Form of Underwriting Agreement filed as an exhibit hereto, the underwriters named therein will agree to indemnify, under certain conditions, the Registrants, their officers and directors and persons who control the Registrants, within the meaning of the Securities Act of 1933, against certain liabilities.

Item 16. Exhibits.

  Exhibit
   Number                              Description
  -------                              -----------


      1.1   Form of Underwriting Agreement.*

      4.1   Form of Indenture.*

      4.2   Form of Subordinated Debenture (included as Exhibit A to Exhibit
            4.1).*

      4.3   Certificate of Trust of Great Southern Capital Trust I.*

      4.4   Trust Agreement.*

      4.5   Form of Amended and Restated Trust Agreement.*

      4.6   Form of Common Securities Certificate (included as Exhibit B to
            Exhibit 4.5).*

      4.7   Form of Expense Agreement (included as Exhibit C to Exhibit 4.5).*

      4.8   Form of Preferred Securities Certificate (included as Exhibit D to
            Exhibit 4.5).*

      4.9   Form of Preferred Securities Guarantee Agreement.*

      5.1   Opinion of Silver, Freedman & Taff, L.L.P.*

      5.2   Opinion of Richards, Layton & Finger, P.A.*

      8.1 Opinion of Silver, Freedman & Taff, L.L.P. as to certain federal income tax matters.*

      12.1  Calculation of ratios of earnings to fixed charges.*

      23.1  Consent of Baird, Kurtz & Dobson.**

      23.2 Consent of Silver, Freedman & Taff, L.L.P. (included in opinions filed as Exhibits 5.1 and 8.1).*

      23.3 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).*

      24.1  Powers of Attorney (included as part of signature pages).*

      25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture.*

      25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Trust Agreement.*

      25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Preferred Securities Guarantee Agreement.*

*     Previously filed
**    Filed herewith

Item 17. Undertakings.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrants hereby undertake to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)   The undersigned Registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Great Southern Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on April 17, 2001.


                          GREAT SOUTHERN BANCORP, INC.



                          By: /s/ Joseph W. Turner
                              --------------------------------------------------
                                 Joseph W. Turner
                                 President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, Great Southern Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on April 17, 2001.


                          GREAT SOUTHERN CAPITAL TRUST I



                          By: /s/ Joseph W. Turner
                              --------------------------------------------------
                              Joseph W. Turner, Trustee


                          By: /s/ Rex A. Copeland
                              --------------------------------------------------
                              Rex A. Copeland, Trustee


                          By: /s/ Larry A. Larimore
                              --------------------------------------------------
                              Larry A. Larimore, Trustee

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                                   Title                                 Date
---------------------------   -----------------------------------------------      --------------

/s/ Joseph W. Turner          President, Chief Executive Officer and Director      April 17, 2001
---------------------------   (Principal Executive Officer)
Joseph W. Turner


/s/ William V. Turner*        Chairman of the Board                                April 17, 2001
---------------------------
William V. Turner


/s/ Rex A. Copeland           Treasurer                                            April 17, 2001
---------------------------   (Principal Financial Officer and
Rex A. Copeland               Principal Accounting Officer)


/s/ William E. Barclay*       Director                                             April 17, 2001
---------------------------
William E. Barclay


/s/ Larry D. Frazier*         Director                                             April 17, 2001
---------------------------
Larry D. Frazier


/s/ Thomas J. Carlson*        Director                                             April 17, 2001
---------------------------
Thomas J. Carlson

* Signed pursuant to power of attorney


By: /s/ Joseph W. Turner
    ---------------------------------------
    Joseph W. Turner

                                  EXHIBIT INDEX

  Exhibit
   Number                              Description
  -------                              -----------


      1.1   Form of Underwriting Agreement.*

      4.1   Form of Indenture.*

      4.2   Form of Subordinated Debenture (included as Exhibit A to Exhibit
            4.1).*

      4.3   Certificate of Trust of Great Southern Capital Trust I.*

      4.4   Trust Agreement.*

      4.5   Form of Amended and Restated Trust Agreement.*

      4.6   Form of Common Securities Certificate (included as Exhibit B to
            Exhibit 4.5).*

      4.7   Form of Expense Agreement (included as Exhibit C to Exhibit 4.5).*

      4.8   Form of Preferred Securities Certificate (included as Exhibit D to
            Exhibit 4.5).*

      4.9   Form of Preferred Securities Guarantee Agreement.*

      5.1   Opinion of Silver, Freedman & Taff, L.L.P.*

      5.2   Opinion of Richards, Layton & Finger, P.A.*

      8.1 Opinion of Silver, Freedman & Taff, L.L.P. as to certain federal income tax matters.*

      12.1  Calculation of ratios of earnings to fixed charges.*

      23.1  Consent of Baird, Kurtz & Dobson.**

      23.2 Consent of Silver, Freedman & Taff, L.L.P. (included in opinions filed as Exhibits 5.1 and 8.1).*

      23.3 Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.2).*

      24.1  Powers of Attorney (included as part of signature pages).*

      25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture.*

      25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Trust Agreement.*

      25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Preferred Securities Guarantee Agreement.*

*     Previously filed
**    Filed herewith